                                                                     Exhibit 4.2




================================================================================



                            EARTHWATCH INCORPORATED

                             ---------------------

                  AMENDED AND RESTATED SENIOR NOTES INDENTURE

                           Dated as of April 8, 1999

                             ---------------------

                             THE BANK OF NEW YORK,
                                    Trustee


                         12 1/2% Senior Notes Due 2005





================================================================================

                             CROSS-REFERENCE TABLE
                             ---------------------


TIA Sections                                         Indenture Sections
------------                                         ------------------

(S) 310(a)(1).......................................   7.10
       (a)(5).......................................   7.10
       (b)..........................................   7.3, 7.8, 7.10
(S) 313(a)..........................................   7.6
       (b)..........................................   7.6
       (c)..........................................   7.5, 7.6
       (d)..........................................   7.6
(S) 314(a)..........................................   4.10, 12.2
       (a)(4).......................................   4.11, 12.2
(S) 315(b)..........................................   7.5
(S) 316(a)(1)(A)....................................   6.5
       (a)(1)(B)....................................   6.4
       (b)..........................................   6.7
(S) 317(a)(1).......................................   6.8
       (a)(2).......................................   6.9

-----------

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                        TABLE OF CONTENTS

                                                                         Page
                                                                         ----

                                  ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1      Definitions..........................................     2
Section 1.2      Incorporation by Reference of Trust Indenture Act....    17
Section 1.3      Rules of Construction................................    17

                                  ARTICLE TWO
                                   THE NOTES

Section 2.1      Form and Dating......................................    18
Section 2.2      Execution and Authentication.........................    20
Section 2.3      Registrar and Paying Agent...........................    20
Section 2.4      Holders to Be Treated as Owners; Payments of Interest    21
Section 2.5      Paying Agent to Hold Money in Trust..................    22
Section 2.6      Holder Lists.........................................    22
Section 2.7      Transfer and Exchange................................    22
Section 2.8      Replacement Notes....................................    30
Section 2.9      Outstanding Notes....................................    31
Section 2.10     Treasury Notes.......................................    31
Section 2.11     Temporary Notes......................................    32
Section 2.12     Cancellation.........................................    32
Section 2.13     Defaulted Interest...................................    32
Section 2.14     CUSIP, CINS, or ISIN Number..........................    32
Section 2.15     Deposit of Moneys....................................    32

                                 ARTICLE THREE
                                   REDEMPTION

Section 3.1      Right of Redemption..................................    33
Section 3.2      Notices to Trustee...................................    33
Section 3.3      Selection of Notes to Be Redeemed....................    33
Section 3.4      Notice of Redemption.................................    34
Section 3.5      Effect of Notice of Redemption.......................    34
Section 3.6      Deposit of Redemption Price..........................    35
Section 3.7      Payment of Notes Called for Redemption...............    35
Section 3.8      Notes Redeemed in Part...............................    35

------------------
Note: The Table of Contents shall not for any purposes be deemed to be a part of the Indenture.

                                                                         Page
                                                                         ----

                                  ARTICLE FOUR
                                   COVENANTS

Section 4.1      Payment of Notes.......................................  35
Section 4.2      Limitation on Restricted Payments......................  35
Section 4.3      Limitation on Liens....................................  37
Section 4.4      Limitation on Sale-Leaseback Transactions..............  37
Section 4.5      Maintenance of Office or Agency........................  38
Section 4.6      Repurchase of Notes upon a Change of Control...........  38
Section 4.7      Existence..............................................  38
Section 4.8      Payment of Taxes and Other Claims......................  39
Section 4.9      Maintenance of Properties and Insurance................  39
Section 4.10     Compliance Certificates................................  41
Section 4.11     Notice of Defaults.....................................  41
Section 4.12     Commission Reports and Reports to Holders..............  41
Section 4.13     Waiver of Stay, Extension or Usury Laws................  42
Section 4.14     Consent to Recapitalization Transaction and Transaction
                 Documents..............................................  42
Section 4.15     Registration of Notes..................................  42

                                  ARTICLE FIVE
                             SUCCESSOR CORPORATION

Section 5.1      Consolidation, Merger and Sale of Assets...............  42
Section 5.2      Successor Substituted..................................  43

                                  ARTICLE SIX
                              DEFAULT AND REMEDIES

Section 6.1      Events of Default......................................  43
Section 6.2      Acceleration...........................................  45
Section 6.3      Other Remedies.........................................  45
Section 6.4      Waiver of Past Defaults................................  45
Section 6.5      Control by Majority....................................  46
Section 6.6      Limitation on Suits....................................  46
Section 6.7      Rights of Holders to Receive Payment...................  46
Section 6.8      Collection of Indebtedness and Suits for Enforcement
                 by Trustee.............................................  47
Section 6.9      Trustee May File Proofs of Claim.......................  47
Section 6.10     Priorities.............................................  48
Section 6.11     Undertaking for Costs..................................  48
Section 6.12     Restoration of Rights and Remedies.....................  48
Section 6.13     Rights and Remedies Cumulative.........................  49
Section 6.14     Delay or Omission Not Waiver...........................  49

                                                                         Page
                                                                         ----

                                 ARTICLE SEVEN
                                    TRUSTEE

Section 7.1      General..............................................   49
Section 7.2      Certain Rights of Trustee............................   49
Section 7.3      Individual Rights of Trustee.........................   51
Section 7.4      Trustee's Disclaimer.................................   51
Section 7.5      Notice of Default....................................   51
Section 7.6      Reports by Trustee to Holders........................   51
Section 7.7      Compensation and Indemnity...........................   51
Section 7.8      Replacement of Trustee...............................   52
Section 7.9      Successor Trustee by Merger, Etc ....................   53
Section 7.10     Eligibility..........................................   53
Section 7.11     Money Held in Trust..................................   53
Section 7.12     Withholding Taxes....................................   53

                                 ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

Section 8.1      Termination of Company's Obligations.................   54
Section 8.2      Defeasance of Certain Obligations....................   55
Section 8.3      Application of Trust Money...........................   56
Section 8.4      Repayment to Company.................................   56
Section 8.5      Reinstatement........................................   57

                                 ARTICLE NINE
                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.1      Without Consent of Holders...........................   57
Section 9.2      With Consent of Holders..............................   58
Section 9.3      Revocation and Effect of Consent.....................   59
Section 9.4      Notation on or Exchange of Notes.....................   59
Section 9.5      Trustee to Sign Amendments, Etc .....................   59
Section 9.6      Conformity with Trust Indenture Act..................   59
Section 9.7      Payments for Consent.................................   59

                                 ARTICLE TEN
                                   SECURITY

Section 10.1     Security.............................................   60

                                                                         Page
                                                                         ----

                                 ARTICLE ELEVEN
                             INTENTIONALLY OMITTED


                                 ARTICLE TWELVE
                                 MISCELLANEOUS

Section 12.1      Trust Indenture Act of 1939........................     61
Section 12.2      Notices............................................     61
Section 12.3      Certificate and Opinion as to Conditions Precedent.     63
Section 12.4      Statements Required in Certificate or Opinion......     63
Section 12.5      Acts of Holders....................................     63
Section 12.6      Rules by Trustee, Paying Agent or Registrar........     64
Section 12.7      Agent for Service; Submission to Jurisdiction;
                  Waiver of Immunities...............................     64
Section 12.8      Payment Date Other than a Business Day.............     65
Section 12.9      Governing Law......................................     65
Section 12.10     No Adverse Interpretation of Other Agreements......     65
Section 12.11     No Recourse Against Others.........................     65
Section 12.12     Successors.........................................     65
Section 12.13     Duplicate Originals................................     66
Section 12.14     Separability.......................................     66
Section 12.15     Table of Contents, Headings, Etc ..................     66
EXHIBIT A         Form of Global Note................................    A-1
EXHIBIT B         Form of Definitive Registered Note.................    B-1
EXHIBIT C         Form of Certificate of Transfer....................    C-1
EXHIBIT D         Form of Certificate of Exchange....................    D-1
EXHIBIT E         Form of Certificate from Acquiring Institutional
                  Accredited Investor................................    E-1
EXHIBIT F         Form of Collateral Pledge and Security Agreement...    F-1

          AMENDED AND RESTATED INDENTURE, dated as of April 8, 1999, between EARTHWATCH INCORPORATED, a Delaware corporation (together with its successors and assigns, the "Company"), as issuer, and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                            RECITALS OF THE COMPANY

          The Company and the Trustee entered into an indenture (the "Original Indenture") dated as of March 19, 1997, providing for the issuance of $50,000,000 aggregate principal amount of the 12-1/2% Senior Notes due 2001 of the Company (the "Original Notes").

          Pursuant to the terms and provisions of the Recapitalization Transaction, certain entities will be providing financing to the Company and entering into related transactions pursuant to the Transaction Documents. As a condition precedent to the Recapitalization Transaction and in connection therewith, the Company, the Trustee and each holder of the Original Notes desire to amend and restate the Original Indenture and the Original Notes on the terms set forth in this Amended and Restated Indenture and the Notes provided for herein to, among other things, extend the maturity of the Original Notes and permit the consummation of, and the performance by the Company of, the Recapitalization Transaction. On the Closing Date, each holder of the Original Notes (the "Original Holders") shall become a Holder of the Notes and the Notes will replace the Original Notes. Upon issuance, the Notes shall be deemed to have been issued on the Issue Date for purposes of the accrual of interest.

          An amount equal to the original principal amount of the Notes plus accrued interest for the period from the Issue Date through the earlier of June 30, 2000 and the date that the first QuickBird Satellite is launched shall be secured by the First QuickBird Launch Insurance.

          To the extent this Indenture and the Notes amend the Original Indenture and the Original Notes, the Original Indenture and the Original Notes are amended, and to the extent this Indenture and the Notes restate the Original Indenture and the Original Notes, the Original Indenture and the Original Notes are restated.

          This Indenture is subject to, and shall be governed by, the provisions of the United States Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified thereunder.

          For and in consideration of the premises and the agreement and consent by the Original Holders to the terms hereof and the Recapitalization Transaction, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                  ARTICLE ONE
                  DEFINITIONS AND INCORPORATION BY REFERENCE

               Section 1.1. Definitions.

               "144A Book-Entry Interests" means the Book-Entry Interests in the 144A Global Note.

               "144A Global Note" means the Global Note bearing the Private Placement Legend without interest coupons that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A and deposited with the Trustee, as custodian for the Depositary.

               "Accreted Interest" shall have the meaning ascribed to such term in the Notes.

               "Accretion Interest Payment Date" means any Interest Payment Date occurring prior to (and not including) the Interest Payment Date of September 1, 2002.

               "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication): (i) the net income of any Person (other than net income attributable to a Subsidiary) in which any Person (other than the Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such other Person during such period; (ii) except to the extent includable pursuant to clause (i) above, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Subsidiaries; (iii) the net income of any Subsidiary (determined by excluding income resulting from transfers of assets by the Company or a Subsidiary to another Subsidiary) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary; (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales; and (v) all extraordinary gains and extraordinary losses. Calculations for the purpose of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the Notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

               "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

               "Agent" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

               "Applicable Procedures" means, with respect to any transfer or exchange of Book-Entry Interests, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.

               "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Subsidiaries to any Person other than the Company or any of its Subsidiaries of
(i) all or any of the Capital Stock of any Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Subsidiaries or (iii) any other property and assets of the Company or any of its Subsidiaries outside the ordinary course of business of the Company or such Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets or (b) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of.

               "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act with respect to this Indenture from time to time.

               "Board Resolution" means a copy of a resolution, certified by any Director of the Company or the Secretary or Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

               "Book-Entry Interest" means an indirect beneficial interest in a Global Note held through a corresponding Depositary Interest and shown on, and transferred only through, records maintained in book-entry form by the Depositary (with respect to the Participants) and its Participants.

               "Business Day" means a day except Saturday, Sunday or other day on which commercial banks in the City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

               "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether now outstanding or issued after the Issue Date, including, without limitation, all Common Stock and Preferred Stock.

               "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as Lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and "Capitalized Lease Obligations" means the discounted present value of the rental obligations under such lease.

               "Cedel" means Cedel Bank, societe anonyme.

               "Certificated Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.7(a) hereof, substantially in the form of Exhibit B hereto.

               "Change of Control" means such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than the Permitted Holders (in each case together with their respective Affiliates) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership is greater than the amount of voting power of the Voting Stock, on a fully diluted basis, held by the Permitted Holders and their respective Affiliates on such date; or (ii) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's stockholders was either (x) approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved or (y) implemented pursuant to Section 2.1 of the Stockholders' Agreement) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

               "Chief Executive Officer" of the Company means Herbert F. Satterlee, III or, in the event of his death or termination of his office, such other Officer of the Company as the Company may designate.

               "Closing Date" means April 14, 1999, the actual date on which the Notes are issued and the date of the closing of the transactions contemplated under the Recapitalization Transaction.

               "Collateral" means the First QuickBird Launch Insurance and the other collateral described in the Security Documents.

               "Collateral Trustee" means, pursuant to the Security Documents, the Trustee or any successor or substitute collateral trustee for the Collateral and with respect to the Notes and any Permitted Specified Indebtedness.

               "Commission" means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

               "Common Stock" means, the shares of Common Stock, par value $.001 per share, of the Company.

               "Company" means Earthwatch Incorporated until a successor replaces it pursuant to Article Five of this Indenture and thereafter means such successor.

               "Company Order" means a written request or order signed in the name of the Company (i) by the Chairman of the Board, the Chief Executive Officer, the President or any Director and (ii) by its Chief Financial Officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

               "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at 101 Barclay Street, Floor 21 West, New York, New York 10286.

               "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in currency values.

               "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

               "Definitive Registered Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.7 hereof, substantially in the form of Exhibit B hereto.

               "Depositary" shall mean the DTC, its nominees and their respective successors.

               "Depositary Interest" means a certificateless depositary interest representing a 100% beneficial interest in a Global Note.

               "DTC" means The Depository Trust Company.

               "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

               "Event of Default" has the meaning provided in Section 6.1.

               "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

               "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

               "First QuickBird Launch Insurance" means launch and in-orbit operations insurance in respect of the First QuickBird Satellite, having the terms and provisions described in Section 4.9(b) and being in form and substance acceptable to the Collateral Trustee.

               "First QuickBird Satellite" means the QuickBird-1 spacecraft manufactured pursuant to the Contract for QuickBird Spacecraft number SE.IM.PRJ.0004.A, dated June 9, 1998, between Ball Aerospace & Technologies Corp. and the Company, including amendments and exhibits attached thereto, and related attached components and equipment.

               "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis.

               "Global Note" means the Restricted Global Notes substantially in the form of Exhibit A hereto issued in accordance with Section 2.1 hereof.

               "Government Securities" means direct obligations of, obligations fully guaranteed by, or participations in pools consisting solely of obligations of or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the option of the Company thereof.

               "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligations of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuming in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term Guarantee used as a verb has a corresponding meaning.

               "Holder" means (a) in the case of any Global Note, the bearer thereof, which shall initially be the Depositary, and (b) in the case of any Definitive Registered Note, the Person in whose name such Note is registered in the Register.

               "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clause (i) or (ii) above or clause (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement),
(iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person and (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date (or, in the case of a revolving credit or other similar facility, the total amount of funds outstanding and/or available on the date of determination) of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP and (B) that Indebtedness shall not include any liability for federal, state, local or other taxes.

               "Indenture" means this Amended and Restated Indenture as originally executed on the Closing Date or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

               "Indirect Participant" means a Person who holds an interest through a Participant.

               "Institutional Accredited Investor" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1),
(2), (3) or (7) of Regulation D under the Securities Act.

               "Interest Payment Date" means each semiannual interest payment date of March 1 and September 1 of each year, commencing September 1, 1999.

               "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates in respect of Indebtedness to or under which the Company or any of its Subsidiaries is a party or a beneficiary on the date of this Indenture or becomes a party or a beneficiary hereafter; provided that the notional principal amount thereof does not exceed the principal amount of the Indebtedness of the Company and its Subsidiaries that bears interest at floating rates.

               "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include
(i) the designation of a Subsidiary as a Subsidiary and (ii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Subsidiaries, of (or in) any Person that has ceased to be a Subsidiary.

               "Issue Date" means March 1, 1999, the deemed date of issuance of the Notes.

               "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

               "Maturity Date" means March 1, 2005.

               "Moody's" means Moody's Investors Service, Inc. and its successors.

               "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Subsidiaries, taken as a whole, (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabili-ties related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

               "Non-U.S. Person" means a person who is not a U.S. Person.

               "Notes" means the 12 1/2% Senior Notes due 2005 of the Company issued pursuant to this Indenture.

               "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating: (i) that all Notes validly tendered will be accepted for payment; (ii) the purchase price and the Payment Date; (iii) that any Note not tendered will continue to accrue interest pursuant to its terms; (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date; (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. On the Payment Date, the Company shall (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount at maturity of $1,000 or integral multiples thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

               "Officer" means, with respect to the Company, (i) the Chairman of the Board, the Chief Executive Officer, the President or any other Director of the Company or (ii) the Chief Financial Officer, the Treasurer or any Assistant Treasurer, the Company Secretary or any Company Assistant Secretary.

               "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause
(ii) of the definition thereof; provided, however, that any such certificate may be signed by any two of the Officers listed in clause (i) of the definition thereof in lieu of being signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA
Section 314(e), if applicable.

               "Opinion of Counsel" means a written opinion signed by legal counsel who may be an employee of or counsel to the Company. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e), if applicable.

               "Participant" means, with respect to DTC, Euroclear or Cedel, a Person who has an account with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

               "Paying Agent" has the meaning provided in Section 2.3, except that, for the purposes of Article Eight the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

               "Payment Date" means the date of purchase in connection with an Offer to Purchase, which day shall be a Business Day no earlier than 30 days nor later than 60 days from the date that notice of such Offer to Purchase is mailed.

               "Permitted Holders" means Morgan Stanley & Co., Incorporated, American High-Income Trust, American Variable Insurance Series Asset Allocation Fund, American Variable Insurance Series Bond Fund, American Variable Insurance Series High-Yield Bond Fund, The Bond Fund of America, Inc., ITT Industries, Inc., and Ball Technology Holdings Corp.

               "Permitted Investment" means (i) an Investment in the Company or a Subsidiary or a Person which will, upon the making of such Investment, become a Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the Company or a Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Subsidiaries on the date of such Investment;

(ii) Temporary Cash Investments; (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP; (iv) stock, obligations or securities received in satisfaction of judgments; and (v) Investments in Currency Agreements and Interest Rate Agreements to the extent that such Investments relate to actual obligations owed by or owed to the Company or any Subsidiary and the face or notional amount of such Investment does not exceed the amount of the underlying obligation to which such Investment relates.

          "Permitted Liens" means (i) Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (v) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company or any of its Subsidiaries; (vi) Liens (including extensions and renewals thereof) upon real or personal property acquired after the Issue Date; provided that (a) such Lien is created solely for the purpose of securing indebtedness incurred (1) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any indebtedness previously so secured, (b) the principal amount of the indebtedness secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (vii) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries, taken as a whole; (viii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Subsidiaries relating to such property or assets; (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease; (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xi) Liens (including extensions or renewals thereof) on property of, or on shares of Capital Stock or indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, the Company or any Subsidiary; provided that such Liens do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets acquired; (xii) Liens in favor of the Company or any Subsidiary; (xiii) Liens arising from the rendering of a final judgment or order against the Com-pany or any Subsidiary of the Company that does not give rise to an Event of Default; (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options future contracts, futures options or similar agreements or arrangements designed solely to protect the Company or any of its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities; (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Subsidiaries prior to the Issue Date; (xviii) Liens (and any extensions or renewals thereof) on or sales of receivables; (xix) Liens (and any extensions or renewals thereof; provided that any such extensions or renewals do not increase the amount of the obligations secured thereby) existing on the Issue Date and disclosed in the Recapitalization Agreement; (xx) Liens (and any extensions or renewals thereof) granted after the Issue Date on any assets or Capital Stock of the Company or its Subsidiaries created in favor of the Holders or a representative of the Holders; (xxi) Liens with respect to the assets of a Subsidiary granted by such Subsidiary to the Company or a Wholly Owned Subsidiary to secure indebtedness owing to the Company or such other Subsidiary;
(xxii) Liens securing indebtedness which is incurred to refinance secured indebtedness; provided that such Liens do not extend to or cover any property or assets of the Company or any Subsidiary other than the property or assets securing the Indebtedness being refinanced and (xxiii) any and all Liens granted pursuant to and in connection with the Security Documents; provided, however, notwithstanding any of the foregoing or otherwise, Permitted Liens shall not include any Liens on the First QuickBird Satellite or the First QuickBird Launch Insurance except, in the case of Liens on the First QuickBird Launch Insurance, Liens thereon in favor of the Collateral Trustee or otherwise securing the Notes and the Permitted Specified Indebtedness.

          "Permitted Specified Indebtedness" means one or more issues of Indebtedness in the form of notes or a bank loan facility in an aggregate original principal amount not to exceed $125,000,000 (after the setting aside of any interest prefunded in cash at the time of the issuance of such notes or the creation of such bank loan facility and any fees, expenses and other costs associated with such issuance or creation), as the case may be, incurred after the Closing Date and so specified as Permitted Specified Indebtedness by the Company at the time of incurrence pursuant to an Officers' Certificate delivered to the Trustee, which Indebtedness (i) shall be equal in priority of payment or subordinate in right of payment with the Notes, (ii) shall not be secured by any collateral other than the Collateral and/or any prefunded interest advanced in connection with such Indebtedness, (iii) shall be an obligation of the Company only and not any Subsidiary of the Company and (iv) shall share in the Collateral in the manner specified in the Security Documents.

          "Permitted Specified Indebtedness Insurance Amount" means the sum of
(i) the aggregate original principal amount of all Permitted Specified Indebtedness and (ii) the aggregate of any accrued interest in respect of all Permitted Specified Indebtedness from the period commencing on the issue date(s) thereof through the earlier of June 30, 2000 and the date of the first intentional ignition of the launch vehicle for the First QuickBird Satellite.

          "Person" means any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or political subdivision or agency thereof or any other entity.

          "Preferred Stock" means the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock.

          "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.7(g)(i).

          "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

           "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

          "Recapitalization Agreement" means that certain Recapitalization Agreement dated as of April 8, 1999 among the Company, Morgan Stanley & Co., Incorporated, Morgan Stanley & Co., Incorporated, American High-Income Trust, American Variable Insurance Series Asset Allocation Fund, American Variable Insurance Series Bond Fund, American Variable Insurance Series High-Yield Bond Fund, The Bond Fund of America, Inc., ITT Industries, Inc., and Ball Technology Holdings Corp.

          "Recapitalization Transaction" means the transactions contemplated by the Recapitalization Agreement and the other Transaction Documents.

          "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed on or prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Redeemable Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Redeemable Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in
Section 4.6 hereof and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.6 hereof.

          "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price", when used with respect to any Note to be redeemed, means the price at which such Note is to be redeemed pursuant to this Indenture.

          "Register" has the meaning provided in Section 2.3.

          "Registrar" has the meaning provided in Section 2.3.

          "Regular Record Date" for the interest payable on any Interest Payment Date means the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

          "Regulation S" means Regulation S under the Securities Act.

          "Regulation S Book-Entry Interests" means the Book-Entry Interests in the Regulation S Global Note.

          "Related Person" means any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company and any Affiliate of the Company or any Subsidiary.

          "Responsible Officer", when used with respect to the Trustee, means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

          "Restricted Book-Entry Interest" means the 144A Book-Entry Interests and the Regulation S Book-Entry Interests.

          "Restricted Definitive Registered Note" means a Definitive Registered Note bearing the Private Placement Legend.

          "Restricted Global Notes" means the 144A Global Note and the Regulation S Global Note, each of which shall bear the Private Placement Legend.

          "Restricted Payments" has the meaning provided in Section 4.2.

          "Rule 144-A" means Rule 144A under the Securities Act.

          "S&P" means Standard & Poor's Ratings Group and its successors.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Security Documents" means the Collateral Pledge and Security Agreement, dated as of the date of the Indenture, made by the Company in favor of the Collateral Trustee pursuant to which Company shall grant to the Collateral Trustee a Lien in the Collateral and pursuant to which any proceeds of the Collateral shall be allocated in order to (i) provide on a pari passu basis for (a) the original principal amount of the Notes on the Issue Date and interest for the period from the Issue Date through the earlier of June 30, 2000 and the date that the First QuickBird Satellite is launched, all as more specifically provided therein and (b) the original principal amount of the Permitted Specified Indebtedness and interest through the earlier of June 30, 2000 and the date that the First QuickBird Satellite is launched, all as more specifically provided therein and (ii) provide for the residual payment to the Company after the required priority payments in respect of the Notes and the Permitted Specified Indebtedness, all as more specifically provided therein, as such Agreement may be amended, restated, supplemented or otherwise modified from time to time.

          "Series A Preferred Stock" means the Series A Preferred Stock, par value $.001 per share, of the Company to be issued in the Recapitalization Transaction.

          "Series B Preferred Stock" means the Series B Preferred Stock, par value $.001 per share, of the Company to be issued in the Recapitalization Transaction.

          "Series C Preferred Stock" means the Series C Preferred Stock, par value $.001 per share, of the Company to be issued in the Recapitalization Transaction.

          "Significant Subsidiary" means, at any date of determination, any Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

          "Specified Date" means (i) any Payment Date with respect to an Offer to Purchase pursuant to Section 4.6, (ii) any Exchange Date with respect to an Offer to Exchange pursuant to Section 4.14, (iii) any Redemption Date with respect to an optional redemption pursuant to Section 3.1, or (iv) any date on which the Securities are due and payable after an Event of Default.

          "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

          "Stockholders' Agreement" means that certain Stockholders' Agreement dated as of April 8, 1999 by and among the Company, Morgan Stanley & Co., Incorporated, American High-Income Trust, American Variable Insurance Series Asset Allocation Fund, American Vari-able Insurance Series Bond Fund, American Variable Insurance Series High-Yield Bond Fund, The Bond Fund of America, Inc., ITT Industries, Inc., Ball Technology Holdings Corp. and the other Persons listed on the signature pages thereto.

          "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

          "Tax" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

          "Taxing Authority" means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

          "Temporary Cash Investment" means any of the following: (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, and (v) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's.

          "Temporary Regulation S Global Note" means the Global Note bearing the Private Placement Legend without interest coupons that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S and deposited with the Trustee, as custodian for the Depositary.

          "TIA" or "Trust Indenture Act" means the United States Trust Indenture Act of 1939, as amended (15 U.S. Code (S)(S) 77aaa-77bbb), as in effect on the date this Indenture was executed, except as provided in Section 9.6.

          "Transaction Date" means the date any Restricted Payment is to be made.

          "Transaction Documents" means (i) the Stockholders' Agreement and (ii) the Recapitalization Agreement.

          "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

          "U.S. Person" means a "U.S. Person" as defined in Rule 902 under the Securities Act.

          "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

          "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

          Section 1.2. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

          Section 1.3. Rules of Construction. Unless the context otherwise requires:

          (i)  a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii)  "or" is not exclusive;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v)  provisions apply to successive events and transactions;

          (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (vii) all references to Sections, Articles or Exhibits refer to Sections, Articles or Exhibits of this Indenture unless otherwise indicated; and

          (viii) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections of the Securities Act or rules adopted by the Commission from time to time.

                                  ARTICLE TWO
                                   THE NOTES

          Section 2.1. Form and Dating. (a) Global Notes. Notes distributed to QIBs in reliance on Rule 144A shall be issued initially in the form of a 144A Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for the Depositary, at its New York corporate trust office, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Notes distributed in reliance on Regulation S shall be issued initially in the form of the Temporary Regulation
S Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as Custodian for the Depositary, at its New York corporate trust office, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Temporary Regulation S Global Note will be exchangeable for a single permanent Regulation S Global Note (the "Permanent Regulation S Global Note" and, together with the Temporary Regulation S Global Note, the "Regulation S Global Note") on a date otherwise in compliance with Regulation S upon written certification that the beneficial interests in such Regulation S Global Note are owned by Non-U.S. persons. Notes distributed to Institutional Accredited Investors who are not QIBs (excluding Non-U.S. Persons) shall be issued initially in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit B (the "Restricted Definitive Registered Note"). Definitive Registered Notes issued to Non-U.S. Persons in exchange for interests in the Regulation S Global Note shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit B (the "Regulation S Definitive Registered Note"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee as hereinafter provided.

          Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount at ma-turity of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount at maturity of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests therein in accordance with the terms of this Indenture. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the principal amount at maturity of outstanding Notes represented thereby shall be made by the Trustee in accordance with written instructions given by the Holder thereof as required by Section 2.7 hereof.

          The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel shall be applicable to interests in the Regulation S Global Note that are held by the Participants through Euroclear or Cedel.

          Except as set forth in Section 2.7(a) hereof, the Global Notes may be transferred, in whole and not in part, only to a successor of the Depositary.

          (b) Book-Entry Provisions. The Global Notes shall (i) be registered in the name of Cede & Co., as nominee of the Depositary, (ii) be delivered to the Trustee as custodian for the Depositary and (iii) bear legends as set forth in Section 2.7(g).

          The Trustee shall issue to the Depositary a Depositary Interest in such Global Note by recording the Depositary Interest in the register of the Trustee in the name of Cede & Co., as nominee of the Depositary. Ownership of Book-Entry Interests shall be limited to Participants, including Euroclear and Cedel, and Indirect Participants. Upon the issuance of the Depositary Interest in such Global Note to the Depositary, the Depositary shall credit, on its internal book-entry registration and transfer system, its Participant's accounts with the respective interests owned by such Participants.

          Neither the Participants nor the Indirect Participants shall have any rights either under this Indenture or under any Global Note with respect to such Global Note held on their behalf by the Trustee, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture and interest on the Global Notes and for all other purposes. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

          (c) Note Forms. The provisions of the forms of Notes contained in Exhibits A and B hereto are incorporated herein by reference.

          (d)  Dating.  Each Note shall be dated the date of its authentication.

          Section 2.2. Execution and Authentication. Any director or officer of the Company shall execute the Notes on behalf of the Company by manual or facsimile signature. The Company's corporate seal may be reproduced on the Notes and may be in facsimile form.

          If the director or officer whose manual or facsimile signature is on a Note no longer holds that position or office at the time the Trustee authenticates the Note or at any time thereafter, the Note nevertheless shall be valid.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate Notes in an aggregate principal amount at maturity of $72,000,000 upon receipt of a Company Order directing the Trustee to authenticate the Notes. The Global Notes, the Restricted Definitive Registered Notes and the Definitive Registered Notes shall be issuable only in registered form. The Notes shall be issued without coupons and only in denominations of U.S. $1,000 principal amount at maturity or any integral multiple thereof.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

          Section 2.3. Registrar and Paying Agent. The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan in The City of New York, State of New York) where Definitive Registered Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Notes may be presented for payment (the "Paying Agent"), and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register containing the names and addresses of all Holders (the "Register") and of the transfer and exchange of Definitive Registered Notes. Any notice to be given under this Indenture or under the Notes by the Trustee or the Company to Holders shall be mailed by first class mail to each Holder at his address as it appears at the time of such mailing in the Register. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise provided herein, the Company or any Subsidiary thereof may act as Paying Agent. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.7.

          The Company initially appoints the Corporate Trust Office of the Trustee in the Borough of Manhattan located at the address set forth in Section
12.2 as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and this Indenture.

          Section 2.4.  Holders to Be Treated as Owners; Payments of Interest.
(a) The Company, the Paying Agent, the Registrar, the Trustee and any agent of the Company, the Paying Agent, the Registrar or the Trustee may deem and treat each Holder of a Note as the absolute owner of such Note for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture and the Notes, interest on such NOte and for all other purposes. Neither the Company, the Paying Agent, the Registrar, the Trustee nor any agent of the Company, the Paying Agent, the Registrar or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any Note.

          (b) As set forth more fully in the Notes, (i) interest accruing on the Notes for the period from the Issue Date through March 1, 2002 shall accrue and be added on each relevant Interest Payment Date to the principal amount thereof and (ii) interest accruing on the Notes for the period commencing on March 1, 2002 and continuing thereafter shall be payable in cash on each Interest Payment Date commencing with the Interest Payment Date of September 1, 2002. The Holder of a Definitive Registered Note at the close of business on the Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding any transfer or exchange of such Definitive Registered Note subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest shall be paid in accordance with Section 2.13; provided that, in the event of an exchange of a Definitive Registered Note for a beneficial interest in any Global Note subsequent to a Regular Record Date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.13, any payment of interest payable on such payment date with respect to any such Definitive Registered Note shall be made to the Person in whose name such Definitive Registered Note was registered on such record date. Payments of interest on the Global Notes will be made to the Holder of the Global Note on each Interest Payment Date; provided that, in the event of an exchange of all or a portion of the Global Note for Definitive Registered Notes subsequent to the Regular Record Date or any special record date and prior to or on the related Interest Payment Date or other payment date under Section 2.13, any payment of interest payable on such payment date with respect to the Definitive Registered Note shall be made to the Holder of the Global Note.

          (c) The Trustee shall pay interest to the extent funds therefore are available to the Depositary with respect to any Global Note held by the Trustee, in accordance with written instructions received from the Depositary, at least five Business Days before the applicable Interest Payment Date.

          Section 2.5. Paying Agent to Hold Money in Trust. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent will hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any default by the Company (or any other obligor on the Notes) in making any such payment. Unless the Company or any Subsidiary is the Paying Agent, money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(a) or (b), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee. If the Company or any Subsidiary of the Company acts as Paying Agent it shall, on or before each due date of the principal of or interest on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

           Section 2.6. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it from the Registrar of the names and addresses of the Holders of Notes. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, if any.

          Section 2.7. Transfer and Exchange. (a) Transfer and Exchange of Global Notes. Transfer of the Global Notes shall be by delivery. All Global Notes will be exchanged by the Company for Definitive Registered Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Registered Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of any of the preceding events, Definitive Registered Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes may also be exchanged or replaced, in whole or in part, as provided in Sections 2.8 and 2.11. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.8 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.7(a).

          (b) Transfer and Exchange of Book-Entry Interests. The transfer and exchange of Book-Entry Interests shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor. Book-Entry interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. The Trustee shall have no obligation to ascertain the Depositary's compliance with any such restrictions on transfer. Transfers of Book-Entry Interests shall also require compliance with subparagraph (i) below, as well as one or more of the other following subparagraphs as applicable:

        (i) All Transfers and Exchanges of Book-Entry Interests. In connection with all transfers and exchanges of Book-Entry Interests (other than transfers of Book-Entry Interests in a Global Note to Persons who take delivery thereof in the form of a Book-Entry Interest in the same Global
   Note), the transferor of such Book-Entry Interest must deliver to the Registrar either (A) (1) instructions given in accordance with the Applicable Procedures from a Participant or an Indirect Participant directing the Depositary to credit or cause to be credited a Book-Entry Interest in the specified Global Note in an amount equal to the Book-Entry Interest to be transferred or exchanged, (2) a written order given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase and (3) instructions given by the Holder of the Global Note to effect the transfer referred to in (1) and (2) above or (B) (1) instructions given in accordance with the Applicable Procedures from a Participant or an Indirect Participant directing the Depositary to cause to be issued a Definitive Registered Note in an amount equal to the Book-Entry Interest to be transferred or exchanged and (2) instructions given by the Holder of the Global Note to effect the transfer referred to in (1) above.

        (ii) Transfer of Book-Entry Interests in the Same Restricted Global Note. Book-Entry Interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend.

        (iii) Transfer of Book-Entry Interests to Another Restricted Global Note. Book-Entry Interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a Book-Entry Interest in another Restricted Global Note if the Registrar receives the following:

                (A) if the transferee will take delivery in the form of a Book-Entry Interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof; and

               (B) if the transferee will take delivery in the form of a Book-Entry Interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof.

         (iv) Notation by the Trustee of Transfer of Book-Entry Interests among Global Notes. Upon satisfaction of the requirements for transfer of Book-Entry Interests pursuant to clause (iii) above, the Trustee, as Registrar, shall reduce or cause to be reduced the aggregate principal amount of the relevant Global Note from which the Book-Entry Interest is being transferred, and increase or cause to be increased the aggregate principal amount of the Global Note to which the Book-Entry Interest is being transferred in each case, by the principal amount of the Book-Entry Interest being transferred and shall direct the Depositary to make corresponding adjustments in its book-entry system of the corresponding Depositary Interests. No transfer of Book-Entry Interests shall be effected until, and any transferee pursuant thereto shall succeed to the rights of a holder of Book-Entry Interests only when, the requirements for transfer of Book-Entry Interests pursuant to clause (iii) or (iv) above shall have been satisfied and the Registrar has made appropriate adjustments to the applicable Global Note in accordance with this paragraph.

          (c) Transfer or Exchange of Book-Entry Interests for Definitive Registered Notes.

          (i) If any holder of a Book-Entry Interest in a Restricted Global Note proposes to exchange such Book-Entry Interests for a Definitive Registered Note or to transfer such Book-Entry interest to a Person who takes delivery thereof in the form of a Definitive Registered Note, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

               (A) if the holder of such Book-Entry Interest in a Restricted Global Note proposes to exchange such Book-Entry Interest for a Restricted Definitive Registered Note, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item
          (2)(a) thereof;

               (B) if such Book-Entry Interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

               (C) if such Book-Entry Interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

               (D) if such Book-Entry Interest is being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;

          (E) if such Book-Entry Interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(d) thereof, a certificate from the transferee to the effect set forth in Exhibit E hereof and, to the extent required by item 3(d) of Exhibit C, an Opinion of Counsel from the transferee or the transferor reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act and such Book-Entry Interest is being transferred in compliance with any applicable blue sky securities laws of any state of the United States;

          (F) if such Book-Entry Interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

          (G) if such Book-Entry interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly and direct the Depositary to make a corresponding reduction in its book-entry system of the corresponding Depositary Interests, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Registered Note in the appropriate principal amount; provided, however, that no Definitive Registered Notes shall be delivered until all applicable requirements set forth in this
Section 2.7(c) shall have been satisfied. Definitive Registered Notes issued in exchange for a Book-Entry Interest pursuant to this Section 2.7(c) shall be registered in such names and in such authorized denominations as the Holder shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Registered Notes to the Persons in whose names such Notes are so registered. Definitive Registered Notes issued in exchange for a Book-Entry interest pursuant to this Section 2.7(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein unless the Registrar receives the following:

          (A) if the holder of such Book-Entry Interest in a Restricted Global Note proposes to exchange such Book-Entry Interest for a Definitive Registered Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(b) thereof; and

          (B) if the holder of such Book-Entry Interest in a Restricted Global Note proposes to transfer such Book-Entry Interest to a Person who will take delivery thereof in the form of a Definitive Registered Note that does not bear the

          Private Placement Legend, a certificate in the form of Exhibit C hereto, including the certifications in item (4) thereof; and

               (C) in each such case set forth in subparagraphs (A) and (B) above an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Book-Entry Interest is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

          (ii) Definitive Registered Notes issued in exchange for a Book-Entry Interest pursuant to this Section 2.7(c)(ii) shall be registered in such names and in such authorized denominations as the Holder shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Registered Notes to the Persons in whose names such Notes are so registered. Definitive Registered Notes issued in exchange for a Book-Entry Interest pursuant to this Section 2.7(c)(ii) shall not bear the Private Placement Legend.

          (d) Transfer or Exchange of Restricted Definitive Registered Notes for Book-Entry Interests. If any holder of Restricted Definitive Registered Notes proposes to exchange such Notes for a Book-Entry Interest in a Restricted Global Note or to transfer such Restricted Definitive Registered Notes to a Person who takes delivery thereof in the form of a Book-Entry Interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation (all of which may be submitted by facsimile):

          (i) if such Restricted Definitive Registered Notes are being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;

          (ii) if such Definitive Registered Notes are being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;

          (iii) if such Definitive Registered Notes are being transferred to the Company or one of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or

          (iv) if such Definitive Registered Notes are being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof;

the Trustee shall cancel the Definitive Registered Notes, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the 144A Global Note, in the case of clause (B) above, the Regulation S Global Note and direct the Depositary to make a corresponding increase in its book-entry system of the corresponding Depositary Interest.

          (e) Transfer and Exchange of Definitive Registered Notes. When Definitive Registered Notes are presented by a Holder to the Registrar with a request to register the transfer of the Definitive Registered Notes or to exchange such Definitive Registered Notes for an equal principal amount of Definitive Registered Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested only if the Definitive Registered Notes are presented or surrendered for registration of transfer or exchange and are endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing and upon receipt of such certificates and Opinions of Counsel as shall be necessary to evidence compliance with the restrictions on transfer contained in the Private Placement Legend and this Indenture.

          (f)  Intentionally Omitted.

          (g) Legends. (i) Each Restricted Global Note and, except as permitted by clause (ii) below, each Definitive Registered Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
          (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO EARTHWATCH INCORPORATED OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE

         TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO EARTHWATCH INCORPORATED THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO EACH OF THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH INSTITUTIONAL ACCREDITED INVESTOR THAT IS NOT A QIB WILL ALSO BE REQUIRED TO EFFECT ANY TRANSFER OF THIS NOTE THROUGH MORGAN, STANLEY & CO. INCORPORATED. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES"
         AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          (ii) In connection with the transfer or exchange of any Restricted Definitive Registered Notes, if the Registrar receives the following:

          (A) if the Holder of such Restricted Definitive Registered Notes proposes to exchange such Notes for a Definitive Registered Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof;

          (B) if the Holder of such Restricted Definitive Registered Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a Definitive Registered Note that does not bear the Private Placement Legend, a certificate in the form of Exhibit C hereto, including the certifications in item (4) thereof; and

          (C) in each case set forth in these subparagraphs (A) and (B), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such exchange or transfer is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States, then, upon compliance with the provisions of Section 2.7(e), the Trustee shall authenticate and issue Definitive Registered Notes that do not bear the Private Placement Legend and all restrictions on the transfer of such Definitive Registered Notes shall be rescinded.

          (h) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

          THIS GLOBAL NOTE IS HELD BY THE TRUSTEE, AS CUSTODIAN FOR THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO
          SECTION 2.7(a) OF THE INDENTURE AND (II) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF EARTHWATCH INCORPORATED.

          (i)  Intentionally Omitted.

          (j)  Intentionally Omitted.

          (k) Cancellation and/or Adjustment of Global Notes. At such time as all Book-Entry Interests have been exchanged for Definitive Registered Notes, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.12 hereof. At any time prior to such cancellation, if any Book-Entry Interest is exchanged for an interest in another Global Note or for Definitive Registered Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Depositary, at the direction of the Trustee, to reflect such reduction.

          (l) General Provisions Relating to All Transfers and Exchanges. (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Registered Notes upon the Company's order or at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.11, 3.1, 4.6, 4.14 and 9.4 hereof).

          (iii) All Global Notes and Definitive Registered Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Registered Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Registered Notes surrendered upon such registration of transfer or exchange.

         (iv) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under
Section 3.3 hereof and ending at the close of business on the day of selection,
(B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of, or to exchange a Note between, a record date and the next succeeding Interest Payment Date.

          (v) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

         (vi) The Trustee shall authenticate Global Notes and Definitive Registered Notes in accordance with the provisions of Section 2.2 hereof.

          Section 2.8. Replacement Notes. If a mutilated Definitive Registered
Note is surrendered to the Registrar or the Trustee, if a mutilated Global Note is surrendered to the Company or the Trustee or if the Company and the Trustee receive evidence to their satisfaction that any Note has been lost, destroyed or stolen, the Company shall issue and the Trustee shall authenticate a replacement
Note in such form as the Notes mutilated, lost, destroyed or wrongfully taken if
(i) in the case of a lost, destroyed or stolen Note, the Holder of such Note furnishes to the Company, the Trustee and, in the case of a Definitive Registered Note, the Registrar, evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and (ii) an indemnity bond shall be posted by the Holder requesting replacement, sufficient in the judgment of each to protect the Company, the Registrar (in the case of a Definitive Registered Note), the Trustee or any Agent from any loss that any of them may suffer if such Note is replaced. Prior to the issuance of any such replacement Note, the Trustee shall notify the Company of any request therefor. The Company may charge such Holder for the Company's out-of-pocket expenses in replacing such Note and the Trustee may charge the Holder for the Trustee's expenses in replacing such Note. Every replacement Note shall constitute an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionally with all other Notes issued hereunder. The provisions of this Section 2.8 are exclusive and shall preclude (to the extent permitted by applicable law) all other rights and remedies with respect to the replacement of mutilated, lost, destroyed or stolen Notes.

          Section 2.9. Outstanding Notes. The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 8.1 and 8.2, on or after the date on which the conditions set forth in Section 8.1 or 8.2 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.9 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Company or one of its Affiliates holds the Note.

          If a Note is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Company.

          If the principal amount of any Note is considered to be paid under
Section 4.1, it ceases to be outstanding and interest thereon shall cease to accrue.

          If the Paying Agent holds, in its capacity as such, on the Stated Maturity of a Note, on any Redemption Date or on any Payment Date, money sufficient to pay all accrued interest and principal with respect to such Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

          Section 2.10. Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned, directly or indirectly, by the Company or an Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

          Section 2.11. Temporary Notes. Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order, authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

          Section 2.12. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment or purchase. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement, cancellation or purchase and shall dispose of all cancelled Notes in accordance with its customary procedures (in each case subject to the record retention requirement of the Exchange Act) unless the Company directs the Trustee to return such Note to the Company, and, if so destroyed or disposed of, shall deliver a certificate of disposition thereof to the Company. The Company may not reissue or resell, or issue new Notes to replace, Notes that the Company has redeemed or paid or purchased, or that have been delivered to the Trustee for cancellation; provided that the Company may re-issue Notes in accordance with
Section 2.7.

          Section 2.13. Defaulted Interest. If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest plus (to the extent permitted by law) any interest payable on the defaulted interest, in each case at the interest rate per annum set forth on the face of the Notes and in accordance with the terms hereof, to (a) the Persons who are Holders of Definitive Registered Notes, if any, on a subsequent special record date, which date shall be at least five Business Days prior to the payment date for such defaulted interest, and (b) if any Global Notes are outstanding on such payment date, to the Holder of the Global Notes on such payment date. The Company shall fix such special record date and payment date in a manner reasonably satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Holder of Definitive Registered Notes, if any, and if the Global Notes are still outstanding, to the Holder thereof and the Depositary, a notice that states the special record date, the payment date and the amount of defaulted interest or interest payable on such defaulted interest, if any, to be paid.

          Section 2.14. CUSIP, CINS, or ISIN Number. The Company in issuing the Notes may use a CUSIP, "CINS" or "ISIN" number, and if so, such CUSIP, CINS or ISIN number shall be included in notices of redemption, repurchase or exchange as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP, CINS or ISIN number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP, CINS or ISIN number.

          Section 2.15. Deposit of Moneys. Prior to 12:00 noon, New York City time, on each Interest Payment Date on which interest is payable in cash, at the Stated Maturity of the

Notes, on each Redemption Date, on each Payment Date and on the Business Day immediately following any acceleration of the Notes pursuant to Section 6.2, the Company shall deposit with the Paying Agent in immediately available funds money (in United States dollars) sufficient to make cash payments, if any, due on such Interest Payment Date, Stated Maturity, Redemption Date, Payment Date or Business Day, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Stated Maturity, Redemption Date, Payment Date or Business Day, as the case may be.

                                 ARTICLE THREE
                                  REDEMPTION

          Section 3.1. Right of Redemption. The Notes may be redeemed at the election of the Company, in whole or in part, at any time on or after March 1, 2002 and from time to time thereafter prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Register, in amounts of $1,000 or an integral multiple of $1,000, at a Redemption Price set forth in the Notes plus accrued and unpaid interest, if any, to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an interest payment date that is on or prior to the Redemption
Date).

          Section 3.2. Notices to Trustee. If the Company elects to redeem Notes pursuant to Section 3.1, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed.

          The Company shall give such notice provided for in this Section 3.2 in an Officers' Certificate at least 60 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

          Section 3.3. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements, as certified to it by the Company, of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Notes of $1,000 in principal amount at maturity or less shall be redeemed in part.

          The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 in principal amount at maturity may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount at maturity or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount at maturity. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

          Section 3.4. Notice of Redemption. With respect to any redemption of Notes pursuant to Section 3.1, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Notes are to be redeemed.

          The notice shall identify the Notes (including CUSIP numbers) to be redeemed and shall state:

          (i) the Redemption Date;

          (ii) the Redemption Price;

          (iii) the name and address of the Paying Agent;

          (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

          (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

          (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount at maturity or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount at maturity equal to the unredeemed portion thereof will be reissued; and

          (vii) that, if any Note contains a CUSIP, CINS, ISIN or other identification number as provided in Section 2.14, no representation is being made as to the correctness of the CUSIP, CINS, ISIN or other identification number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

          At the Company's request contained in a Company Order (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made to the Trustee at least 15 days before mailing the notice to Holders referred to in Section 3.1, the Trustee shall give such notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

          Section 3.5. Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the

Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued and unpaid interest, if any to the Redemption Date.

          Section 3.6. Deposit of Redemption Price. On or prior to any Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in section 2.5) money sufficient to pay the Redemption Price of, and accrued and unpaid interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

          Section 3.7. Payment of Notes Called for Redemption. If notice of redemption has been given to Holders in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become irrevocably due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after any such Redemption Date (unless the Company shall default in the payment of Notes to be redeemed on such date at the Redemption Price, plus accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, plus accrued interest to the Redemption Date, provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

          Section 3.8. Notes Redeemed in Part. Upon cancellation of any Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate and deliver to the Holder a new Note equal in principal amount at maturity to the unredeemed portion of such surrendered Note.

                                 ARTICLE FOUR
                                   COVENANTS

          Section 4.1. Payment of Notes. The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds as of 10:00 A.M. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the installment.

          Section 4.2. Limitation on Restricted Payments. The Company will not, and will not permit any Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights, to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Common Stock of Subsidiaries held by minority stockholders, provided that such dividends do not in the aggregate exceed the minority stockholders' pro rata share of such Subsidiaries' cumulative net income from the first day of the fiscal quarter beginning immediately following the Issue Date), (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) the Company (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person or (B) a Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes (other than the purchase, repurchase or the acquisition of Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in any case due within one year of the date of acquisition) or (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment: (A) a Default or Event of Default shall have occurred and be continuing or (B) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution) made after the Issue Date shall exceed the sum of (1) 50% of the aggregate amount of the Adjusted Consolidated Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by the Company or a Subsidiary to a Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Issue Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been made available to the holders of the Notes plus (2) the aggregate Net Cash Proceeds received by the Company after the Issue Date (exclusive of any Net Cash Proceeds realized by the Company from the Recapitalization Transaction, including up to $2,500,000 in Net Cash Proceeds realized from Ball Technology Holdings Corporation or its Affiliates in connection with the Recapitalization Transaction, but not including in the exclusion set forth in this parenthetical any Net Cash Proceeds realized from Ball Technology Holdings Corporation or its Affiliates that exceed $2,500,000) from the issuance and sale of its Capital Stock (other than Redeemable Stock) to a Person who is not a Subsidiary of the Company or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Redeemable Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Maturity Date) plus (3) an amount equal to the net reduction after the Issue Date in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Subsidiary or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), not to exceed, in each case, the amount of Investments previously made by the Company or any Subsidiary in such Person.

          The foregoing provision shall not be violated by reason of: (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph; (ii) the repurchase, redemption or other acquisition of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) (x) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Redeemable Stock) of the Company or (y) for cash in an aggregate amount not to exceed $2,000,000 in any calendar year; (iii) the making of any principal payment or the purchase, redemption, retirement, defeasance or other acquisition for value of indebtedness of the Company which is subordinated in right of payment to the Notes in exchange for, or out of the proceeds of, a substantially concurrent offering of shares of the Capital Stock of the Company (other than Redeemable Stock); (iv) the declaration or payment of dividends on the Common Stock of the Company following a Public Equity Offering of such Common Stock, of up to 5% per annum of the Net Cash Proceeds received by the Company in such Public Equity Offering; or (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets; provided that, in the case of any of the foregoing clauses
(i) through (v) of this paragraph, no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

          Each Restricted Payment permitted pursuant to the preceding paragraph (other than an exchange of Capital Stock for Capital Stock or indebtedness referred to in clause (ii) or (iii) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (ii) and (iii), shall be included in calculating whether the conditions of clause (B) of the first paragraph of this Section 4.2 have been met with respect to any subsequent Restricted Payments.

          Section 4.3. Limitation on Liens. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any of its assets or properties of any character, or any shares of Capital Stock or Indebtedness of any Subsidiary, without making effective provision for all of the Notes and all other amounts due under the Indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes, prior to) the obligation or liability secured by such Lien. The Company will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on the First QuickBird Satellite or the First QuickBird Launch Insurance except, in the case of the First QuickBird Launch Insurance, Liens thereon in favor of the Collateral Trustee or otherwise securing the Notes and the Permitted Specified Indebtedness.

          Section 4.4. Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

          The foregoing restriction does not apply to any sale-leaseback transaction if (i) the lease is for a period, including renewal rights, of not in excess of three years; (ii) the lease secures or relates to industrial revenue or pollution control bonds; (iii) the transaction is solely between the Company and any Wholly Owned Subsidiary or solely between Wholly Owned Subsidiaries; or (iv) the lease relates to any present or future ground station of the Company or any of its Subsidiaries.

          Notwithstanding anything to the contrary in this Indenture, the Company will not, and will not permit any Subsidiary to, enter into any sale-leaseback transaction involving the First QuickBird Satellite.

          Section 4.5. Maintenance of Office or Agency. The Company will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.3.

          Section 4.6. Repurchase of Notes upon a Change of Control. The Company must commence, within 30 days of the occurrence of a Change of Control, and must thereafter consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest (if any) to the Payment Date.

          Section 4.7. Existence. Subject to Articles Four and Five of this Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each Subsidiary in accordance with the respective organizational documents of the Company and each such Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each such Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Subsidiary (other than of the Company), if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole; and provided further that any Subsidiary may consolidate with, merge into, or sell, convey, transfer, lease or otherwise dispose of all or part of its property and assets to the Company or any Wholly Owned Subsidiary.

          Section 4.8. Payment of Taxes and Other Claims. The Company will pay or discharge and shall cause each Subsidiary to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause to be paid or discharged, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings or by the Company and its Subsidiaries where the failure to effect such payment is not adverse in any material respect to the Holders.

          Section 4.9. Maintenance of Properties and Insurance. (a) General. The provisions of this Section 4.9(a) shall be superseded by Section 4.9(b) below with respect to the intentional ignition of the launch vehicle for, and the subsequent operation of, the First QuickBird Satellite only. The Company will use its best efforts to obtain and maintain in full force and effect with respect to each and every satellite (other than the First QuickBird Satellite), and each permitted replacement satellite therefor, launch insurance with respect to each such satellite, in each case for a period which the Company deems reasonable by comparison with other companies in a similar industry but in no event for a period less than 30 days commencing on the date of intentional ignition of the launch vehicle. Such insurance must be sufficient to cover an amount equal to or greater than the sum of (a) the cost to replace such satellite and launch vehicle, (b) the cost to launch a replacement satellite and
(c) the cost of launch insurance for such satellite or, in the event that the Company has reason to believe that the cost of obtaining comparable insurance for a replacement satellite would be materially higher, the Company's best estimate of the cost of such comparable insurance. The insurance policy required to be obtained pursuant to this Section 4.9(a) shall provide that if 95% or more of a satellite's capacity is lost, the full amount of insurance will become due and payable, and that if a satellite is able to maintain more than 15% but less than 95% of its capacity, a portion of such insurance based on the lost capacity will become due and payable.

          In the event that the Company receives proceeds from insurance relating to any satellite pursuant to this Section 4.9(a), the Company may use a portion of such proceeds to repay any vendor or third-party purchase money financing pertaining to such satellite that is required to be repaid by reason of the loss giving rise to such insurance proceeds. Until such time as the Company shall have at least two satellites operating in orbit (a) if the Company does not have any satellites in orbit, the Company shall use the remainder of such proceeds to develop, construct, launch and insure a replacement high resolution satellite of comparable or superior utility as compared with the satellite being replaced and to develop the necessary supporting infrastructure for the replacement satellite and shall use its best efforts to launch such replacement satellite within nine months of the scheduled launch or of the launch failure giving rise to the loss proceeds and (b) if the Company shall then have only one satellite in orbit, as soon as practicable after loss of a satellite and, in any event, no more than 28 months after such scheduled launch or launch failure, the Company shall use the remainder of such proceeds to develop, construct, launch and insure a second high resolution satellite of comparable or superior utility as the satellite being replaced. If a constellation of two satellites has been successfully launched and continues to remain operating in orbit, the Company may use such insurance proceeds for the development or construction of additional satellites or further development of the Company as the Board of Directors determined is in the best interests of the Company.

          (b) Special Provisions Relating to First QuickBird Satellite. Notwithstanding the generality of Section 4.9(a), with respect to the intentional ignition of the launch vehicle for, and any operation following such ignition of, the First QuickBird Satellite, the provisions of this Section 4.9(b) shall apply. The Company shall obtain no later than the date thirty (30) days after the Closing Date and maintain in full force and effect thereafter with respect to the First QuickBird Satellite, launch insurance with respect to such satellite, in each case for a period which the Company deems reasonable by comparison with other companies in a similar industry but in no event for a period less than two years commencing on the date of intentional ignition of the launch vehicle. Such insurance shall name the Collateral Trustee as sole loss payee thereof and must be sufficient to cover an amount equal to or greater than the sum of (a) the cost to replace such satellite and launch vehicle, (b) the cost to launch a replacement satellite and (c) the cost of launch insurance for such satellite or, in the event that the Company has reason to believe that the cost of obtaining comparable insurance for a replacement satellite would be materially higher, the Company's best estimate of the cost of such comparable insurance, but in no event shall the amount of such insurance at any time following the date thirty (30) days after the Closing Date for which the premium therefor has been fully paid for at such time be less than the sum of (i) $56,000,000 and (ii) the Permitted Specified Indebtedness Insurance Amount; provided that in the event premiums are not at any time fully paid for in respect of such launch insurance solely by reason of the fact that premiums previously paid have been returned by the relevant insurance companies, the Company will not thereby be in default of its obligations under this sentence so long as all such returned premiums have been distributed to the Collateral Trustee in accordance with the provisions of the Security Documents and any amounts subsequently made available to the Company by the Collateral Trustee in accordance with the Security Documents are immediately used for the purchase of launch insurance complying with this sentence. The insurance policy required to be obtained pursuant to this Section 4.9(b) shall provide that if 95% or more of a satellite's capacity is lost, the full amount of insurance will become due and payable, and that if a satellite is able to maintain more than 15% but less than 95% of its capacity, a portion of such insurance based on the lost capacity will become due and payable.

          The Collateral Trustee shall be the sole loss payee on the First QuickBird Launch Insurance and all proceeds from any First QuickBird Launch Insurance shall be paid directly to the Collateral Trustee for application to the Notes and the Permitted Specified Indebtedness in accordance with the provisions of the Security Documents. In the event that, notwithstanding the fact that the Collateral Trustee shall be the sole loss payee with respect to the First QuickBird Launch Insurance, the Company or any Subsidiary at any time shall receive any proceeds relating to the First QuickBird Launch Insurance from the relevant insurance company or from any source other than the Collateral Trustee in accordance with the Security Documents, the Company shall cause such proceeds to be held in trust for the benefit of the Collateral Trustee and immediately turned over to the Collateral Trustee in the same form received with appropriate endorsements.

          Section 4.10. Compliance Certificates. Both of the two principal accounting officers of the Company shall certify, on or before a date not more than 90 days after the end of each fiscal year of the Company, that a review has been conducted of the activities of the Company and its Subsidiaries, and the Company's and its Subsidiaries' performance under the Indenture and that the Company has fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company shall also notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture. The Company shall also comply with the other provisions of
Section 314(a) of the TIA.

          Section 4.11. Notice of Defaults. In the event that the Company becomes, aware of any Event of Default, the Company, as the case may be, promptly after it becomes aware thereof, will deliver to the Trustee an Officer's Certificate specifying such Event of Default and what actions the Company, is taking or proposes to take with respect thereto.

          Section 4.12. Commission Reports and Reports to Holders. Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission (to the extent permitted under the Exchange Act) on or prior to the date they are or would have been required to file such with the Commission (the "Required Filing Date") pursuant to such Section 13 or 15(d), or any successor provision thereto, annual and quarterly consolidated financial statements substantially equivalent to financial statements and such other information (including reports on Form 8-K as if the Company were required to file such reports) that would have been included in reports filed with the Commission if the Company was subject to the requirements of Section 13 or 15(d), or any successor provision thereto, of the Exchange Act, including, with respect to annual information only, a report thereon by such reporting entity's certified independent public accountants (which must be a nationally known accounting firm) as such would be required in such reports to the Commission and, in the case of annual and quarterly reports, together with a management's discussion and analysis of financial condition and results of operations which would be so required. The Company shall supply the Trustee and the Transfer Agent and each holder of Notes, or shall supply to the Trustee and the Transfer Agent for forwarding to each holder, without cost to such holder, copies of such reports or other information.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          Section 4.13. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          Section 4.14. Consent to Recapitalization Transaction and Transaction Documents. Notwithstanding any other provision of this Indenture, neither the consummation of the Recapitalization Transaction, nor the execution, delivery or performance of any of the Transaction Documents is prohibited or restricted by any term, covenant, condition, or provision of this Indenture, the Original Indenture, the Notes, the Original Notes or the Security Documents, will not constitute a Default or Event of Default hereunder or thereunder, and will not require any prepayment of the Notes.

          Section 4.15. Registration of Notes. If at any time the Company registers any Specified Permitted Indebtedness under the Securities Act, the Company shall at such time (subject to the following sentence) include in any such registration all Notes or otherwise cause the Notes to be concurrently (subject to the following sentence) registered under the Securities Act, in any case pursuant to substantially the same terms and conditions of the registration of the Specified Permitted Indebtedness. If the managing underwriters of any registration with respect to Specified Permitted Indebtedness advise the Company in writing that in their opinion the amount of securities which would be registered on account of the Company's compliance with this Section 4.15 exceeds the amount which can be sold without adversely affecting the marketability of the offering of Specified Permitted Indebtedness, the Company shall cause the Notes to be registered (pursuant to substantially the same terms and conditions of the registration of the Specified Permitted Indebtedness) as soon as practicable, but in any case not later than six months following the date of the registration of such Specified Permitted Indebtedness.

                                  ARTICLE FIVE
                             SUCCESSOR CORPORATION

          Section 5.1. Consolidation, Merger and Sale of Assets. The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company unless:

          (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustees, all of the obligations of the Company on all of the Notes and under the Indenture;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

         (iii) the Company provides to the Trustees an Officers' Certificate and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

          Section 5.2. Successor Substituted. Upon any consolidation or merger, or any sale, conveyance, transfer or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 5.1 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and thereafter, except in the case of lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                  ARTICLE SIX
                             DEFAULT AND REMEDIES

          Section 6.1. Events of Default. An "Event of Default" shall occur with respect to the Notes if:

          (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

          (c) the failure to make or consummate an Offer to Purchase in accordance with Section 4.6 hereof;

          (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) or under the Security Documents and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Notes;

      (e) there occurs with respect to any issue or issues of indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $1,000,000 or more in the aggregate for all such issues of all such Persons, whether such indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such indebtedness to be due and payable prior to its Stated Maturity and such indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default and/or (III) with respect to any Permitted Specified Indebtedness, there shall occur any default in the performance or observance of any term, condition, covenant or agreement contained therein or any agreement relating thereto, or any other event specified in any such Indebtedness or agreement, if the effect thereof is to cause, or permit the holder or holders of such Indebtedness (or any trustee or other representative of any such holder(s)) to cause such Indebtedness to become due prior to its Stated Maturity;

     (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $1,000,000 in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $1,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

     (h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

          (i) with respect to the First QuickBird Satellite, there shall occur the loss of 15% or more of such satellite's capacity or any other event that permits or requires the payment of any proceeds of the First QuickBird Launch Insurance by the insurance company thereunder and such proceeds are not paid over to the Collateral Trustee within 90 days of the demand being made under the applicable First QuickBird Launch Insurance policy.

          Section 6.2. Acceleration. If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes, then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon declaration of acceleration, such principal amount of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          Section 6.3. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of, principal of, premium, if any, interest on the Notes or to enforce the performance of any provision of the Notes, the Security Documents or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

          Section 6.4. Waiver of Past Defaults. Subject to Section 9.2, at any time after a declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes at the Maturity Date, by written notice to the Company and to the Trustee, may waive all past Defaults and Events of Default and rescind and annul a declaration of acceleration (except a Default in the payment of principal of, premium, if any, interest on any Note as specified in clause (a) or (b) of Section 6.1 (but not as a result of such acceleration) or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected) if all existing Events of Default, other than the nonpayment of principal of, premium, if any, interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

          Section 6.5. Control by Majority. The Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

          Section 6.6. Limitation on Suits. A Holder may not pursue any remedy with respect to the Indenture or the Notes unless:

          (i) the Holder gives the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding Notes make a written request to the Trustee to pursue the remedy;

         (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

         (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (v) during such 60-day period, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

          Section 6.7. Rights of Holders to Receive Payment. Subject to Sections
6.4 and 9.2, notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment or after the due date expressed in the Notes shall not be impaired or affected without the consent of such Holder; provided, however, that no recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indentures, the Security Documents or in any of the Notes or because of the creation of any Indebtedness represented thereby shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

           Section 6.8. Collection of Indebtedness and Suits for Enforcement by Trustee.

           The Company covenants that if

           (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

           (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the due date thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          Section 6.9. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

          (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and ad-
     vances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the ranking of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

           Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

           Section 6.10. Priorities. If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

           First: to the Trustee for all amounts due under Section 7.7;

           Second: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest, if any, on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, any interest, if any, respectively; and

           Third: the balance, if any, to the Person or Persons entitled thereto.

           The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

           Section 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a Suit by a Holder pursuant to Section 6.7 of this Indenture, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

           Section 6.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

          Section 6.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.8, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 6.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                 ARTICLE SEVEN
                                    TRUSTEE

          Section 7.1. General. The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein. Whether or not herein expressly so provided every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

           Section 7.2. Certain Rights of Trustee. Subject to TIA Sections 315(a) through (d):

           (a) except during the continuance of an Event of Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee and in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth and correctness of the statements and certificates or opinions furnished to it and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

           (b) in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs;

          (c) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (d) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (e) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (g) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (h) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either director or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (i) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          Section 7.3. Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

          Section 7.4. Trustee's Disclaimer. The Trustee (i) makes no representation as to the validity or adequacy of this Indenture, the Security Documents or the Notes, (ii) shall not be accountable for the Company's use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement contained herein, in the Security Documents or in the Notes other than its certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default unless (i) a Responsible Officer of the Trustee assigned to its Corporate Trustee Administration Department (or successor department or group) shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof at its Corporate Trust office from the Company or any Holder. No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          Section 7.5. Notice of Default. If any Default or any Event of Default occurs and is continuing and if such Default or Event of Default is known to a trust officer of the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of such Default or Event of Default within 90 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

          Section 7.6. Reports by Trustee to Holders. To the extent required by TIA Section 313(a), within 60 days after May 15 of each year commencing with 1999 and for as long as there are Notes outstanding hereunder, the Trustee shall mail to each Holder the Trustee's brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and TIA Section 313(c) and (d). A copy of such report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed.

          The Company shall promptly notify the Trustee if the Notes become listed on any stock exchange, and the Trustee shall comply with TIA Section 313(d).

          Section 7.7. Compensation and Indemnity. The Company shall pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its services. The reasonable compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses and advances incurred or made by the Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss, damage, claim or liability or expense, including taxes (other than taxes based on the income of the Trustee), incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and the Security Documents and its duties under this Indenture, the Security Documents and the Notes, including, without limitation, the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture, the Security Documents and the Notes.

          To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

          Without prejudice to any other rights available to the Trustee under applicable law, if the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.1, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

          The provisions of this Section 7.7 shall survive the termination of this Indenture.

          Section 7.8. Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successors Trustee's acceptance of appointment as provided in this Section 7.8.

          The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may at any time remove the Trustee, by Company Order given at least 30 days prior to the date of the proposed removal; provided that at such date no Event of Default shall have occurred and be continuing.

          Except as provided in the second sentence of the preceding paragraph, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.8 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.7, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the Security Documents. A successor Trustee shall mail notice of its succession to each Holder.

          If the Trustee is no longer qualified or eligible under Section 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue indefinitely for the benefit of the retiring Trustee.

          Section 7.9. Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

          Section 7.10. Eligibility. This Indenture shall always have a Trustee that satisfies the requirements of TIA Section 310(a)(1) and (5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall be subject to TIA Section 310(b), subject to the penultimate paragraph thereof.

          Section 7.11. Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law, and except for money held in trust under Article Eight of this Indenture and money held in trust pursuant to the Security Documents.

          Section 7.12. Withholding Taxes. The Trustee, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Notes any and all U.S. withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Notes, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Note appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

                                 ARTICLE EIGHT
                             DISCHARGE OF INDENTURE

          Section 8.1. Termination of Company's Obligations. Except as otherwise provided in this Section 8.1, the Company may terminate its obligations under the Notes and this Indenture if:

          (a) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

          (b)(i) all such Notes mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form satisfactory to the Trustee, as trust funds solely for the benefit of the Holders of such Notes for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment, of any interest thereon, to pay principal, premium, if any, and interest on such Notes to maturity or redemption, as the case may be, and to pay all other sums payable, by it hereunder, (iii) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (iv) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture of any other agreement or instrument to which the Company is a party or by which it is bound, (v) if at such time the Notes are listed on a national securities exchange, the Notes will not be delisted as a result of such deposit, defeasance and discharge, and (vi) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

          With respect to the foregoing clause (a), the Company's obligations under Section 7.7 shall survive. With respect to the foregoing clause (b), the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 2.9, 2.14,
4.1, 7.7, 7.8, 8.3, 8.4 and 8.5 shall survive until the Notes have matured or have been redeemed. Thereafter, only the Company's obligations in Sections 7.7,
8.4 and 8.5 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture, except for those surviving obligations specified above.

          Section 8.2. Defeasance of Certain Obligations. The Company may omit to comply with any term, provision or condition set forth in Sections 4.2 through 4.12 and 4.14 (except for any covenant otherwise required by the TIA), and clauses (c), (d), (e) and (f) of Section 6.1 shall be deemed not to be Events of Default, in each case with respect to the outstanding Notes if:

          (a) with reference to this Section 8.3, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (i) money in an amount, (ii) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (a), money in an amount or (iii) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, State and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or upon earlier redemption of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes and to give any related notice of redemption;

          (b) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound.

          (c) immediately after giving effect to such deposit or a proforma basis, no Default or Event of Default, or event that after the giving of notice or lapse of time or both would become a Default or Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the day of such deposit;

          (d) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (i) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (ii) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and the defeasance of the obligations referred to in the first paragraph of this Section 8.3 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (iii) after the passage of 123 days following the deposit (except with respect to any trust funds for the account of any

     Holder who may be deemed to be "connected" with the Company for purposes of the Insolvency Act 1986 after two years following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, and either (A) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditor's rights generally) or (B) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company
     (1) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise and (2) no property, rights in property or other interests granted to the Trustee or the Holders in exchange for, or with respect to, such trust funds will be subject to any prior rights or holders of other Indebtedness of the Company or any of its Notes;

          (e) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of the Company's exercise of its option under this Section 8.2; and

          (f) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.2 have been complied with.

          Section 8.3. Application of Trust Money. Subject to Section 8.5, the Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1 or 8.2, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.1 or 8.2 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes and other than any such tax, fee or other charge incurred due to the negligence or bad faith of the Trustee in connection with the acceptance or administration of this Indenture and the Security Documents and its duties under this Indenture, the Security Documents and the Notes.

          Section 8.4. Repayment to Company. Subject to Sections 7.7, 8.1 and 8.2, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company. Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          Section 8.5. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.1 or 8.2, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.1 or 8.2, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.1 or 8.2, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          Section 9.1. Without Consent of Holders. The Company, when authorized by Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes and the Security Documents (or provide a direction to the Collateral Trustee to amend the Security Documents) without notice to or the consent of any
Holder:

           (a) to cure any ambiguity, defect or inconsistency in this Indenture, the Notes and the Security Documents; provided that such amendments or supplements shall not adversely affect the interests of the Holders in any material respect;

           (b) to comply with Article Five and to provide for amendments, modifications or supplements to the Security Documents pursuant to Section
     10.1 (including amendments, modifications and supplements for the purpose of including any issues of Permitted Specified Indebtedness as part of the obligations secured by the Collateral) and to add Collateral to the Collateral securing the Notes;

           (c) to add to the covenants of the Company for the benefit of the Holders or any right or power herein conferred upon the Company;

           (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes; or

          (e) to add any additional Events of Default.

          Section 9.2. With Consent of Holders. Subject to Sections 6.4 and 6.7 and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution), and the Trustee may amend this Indenture, the Notes and the Security Documents (or provide a direction to the Collateral Trustee to amend the Security Documents) with the consent of the Holders of not less than a majority in aggregate principal amount at maturity of the Notes then outstanding.

          Notwithstanding the provisions of this Section 9.2, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.4, may not:

          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

          (ii) reduce the principal amount of, or premium, if any, or interest on, any Note;

         (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any Note;

         (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note;

          (v) reduce the above-stated percentage of outstanding Notes the consent of whose Holders is necessary to modify or amend the Indenture;

         (vi) waive a default in the payment of principal of, premium, if any, or interest on the Notes;

         (vii) alter the obligation of the Company to purchase the Notes in accordance with this Indenture following the occurrence of a Change of Control or waive any default in the performance thereof; or

        (viii) reduce the percentage or aggregate principal amount at maturity of outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults.

          Notwithstanding the provisions of this Section 9.2, without the consent of the Holders of not less than 66-2/3% in aggregate principal amount at maturity of the Notes then outstanding, the Trustee shall not direct the Collateral Trustee or otherwise permit the release of any Collateral except as expressly provided in the Security Documents.

          It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing such amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

          Section 9.3. Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date any such amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in any of clauses (i) through (vii) of Section 9.2. In case of an amendment or waiver of the type described in clauses (i) through (vii) of Section 9.2, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of such consenting Holder.

          Section 9.4. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.

          Section 9.5. Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture. The Trustee shall execute any such amendment, supplement or waiver upon satisfaction of the conditions precedent thereto contained herein, unless such amendment, supplement or waiver adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Section 9.6. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

          Section 9.7. Payments for Consent. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, or the Security Documents unless such consideration is offered to be paid or is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

                                  ARTICLE TEN
                                   SECURITY

          Section 10.1. Security. (a) The Company shall enter into the Security Documents (in the form attached hereto as Exhibit F) and comply with the terms and provisions thereof. The purpose of the Security Documents is to provide the Trustee with an interest in the First QuickBird Launch Insurance and any and all proceeds thereof which will be shared, pari passu, with the interest therein of the holders of Permitted Specified Indebtedness as provided in the Security Documents. It is the intent that (i) the interest of the Trustee (through the Collateral Trustee) in such First QuickBird Launch Insurance not be less than an amount sufficient to provide for the aggregate original principal amount of the Notes (including any Accreted Interest) and, without duplication, any accrued interest in respect of the Notes from the period from the Issue Date through the earlier of June 30, 2000 and the date of the first intentional ignition of the launch vehicle for the First QuickBird Satellite and (ii) the aggregate interest of the Collateral Trustee in such First QuickBird Launch Insurance not be less than the sum of (x) the amount provided in clause (i) of this sentence plus (y) the Permitted Specified Indebtedness Insurance Amount. The Trustee and the Collateral Trustee is authorized to enter into such modifications, amendments and supplements to the Security Documents for the purpose of effectively securing any issues of Permitted Specified Indebtedness on a pari passu basis with the Notes as provided in this Section 10.1.

          (b) Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Security Documents as the same may be in effect or may be amended from time to time in accordance with its terms, and authorizes and directs the Trustee and the Collateral Trustee to enter into the Security Documents and to perform its respective obligations and exercise its respective rights thereunder in accordance therewith. Without limiting the generality of the foregoing, each Holder, by its acceptance of a Note, agrees that in the event of any distribution in respect of the Collateral by the Trustee or the Collateral Trustee, such distribution shall be treated as a prepayment, without premium, of the Note to the extent of such distribution and the principal amount of the Note as of such date, and any accrued interest, shall be deemed reduced by the aggregate amount of any such distribution in respect of the Note.

          (c) The Company will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Collateral Trustee the security and other interest in the Collateral contemplated thereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured and otherwise provided hereby and thereby, according to the intent and purposes herein and therein expressed. The Company shall take, or shall cause to be taken, upon request of the Trustee, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Company under this Indenture and the Notes, valid and enforceable first priority liens in and on all the Collateral, in favor of the Collateral Trustee, superior to and prior to the rights of all third Persons and subject to no other Liens other than as provided herein.

          (d) The release of any Collateral pursuant to the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent any Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

          (e) The Company shall cause TIA Section 314(b), relating to opinions of counsel regarding the Lien under the Security Documents, to be complied with. The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments.

          (f) The Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (i) enforce or cause the enforcement of any of the terms of the Security Documents and (ii) collect and receive any and all amounts payable in respect of the obligations of the Company thereunder. The Trustee shall have power to institute and to maintain such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in respect of the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

                                ARTICLE ELEVEN
                             INTENTIONALLY OMITTED

                                ARTICLE TWELVE
                                 MISCELLANEOUS

          Section 12.1. Trust Indenture Act of 1939. This Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

          Section 12.2. Notices. Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail or telecopier communication (promptly confirmed in writing), addressed as follows, and received by the addressee:

       if to the Company:

           EarthWatch Incorporated
           1900 Pike Road
           Longmont, Colorado 80501
           Telecopier No: (303) 682-3848
           Attention: President

       with a copy to:

           Counsel to the Company
           Cooley Godward LLP
           2595 Canyon Boulevard, Suite 250
           Boulder, Colorado 80302-6737
           Telecopier No: (303) 546-4099
           Attention: James C.T. Linfield, Esq.

       if to the Trustee:

           The Bank of New York
           101 Barclay Street, Floor 21 West
           New York, New York 10286
           Telecopier No: (212) 815-5915
           Attention: Corporate Trust Trustee Administration

          The Company, the Trustee or the Depositary by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder of a Certificated Note shall be mailed to him at his address as it appears on the Register by first class mail and shall be sufficiently given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

          Failure to mail a notice or communication to a Holder as provided herein or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 12.2, it is duly given, whether or not the addressee receives it.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          Section 12.3. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

           (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

           (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Section 12.4. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

           (a) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto:

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

           (c) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (d) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          Section 12.5. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this
Section 12.5.

          (b) The ownership of Notes shall be proved by the Register.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note or the Holder of every Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver of other act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

          If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Notes then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for this purpose the Notes then outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

          Section 12.6. Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

          Section 12.7. Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By the execution and delivery of this Indenture, the Company (i) acknowledges that it has designated and appointed its President as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Notes or this Indenture that may be instituted in any federal or state court in the State of New York, Borough of Manhattan, or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that its President has accepted such designation,
(ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon its President and written notice of said service to the Company (mailed or delivered to its General Counsel at its principal office as specified in Section 12.2) shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of its President in full force and effect so long as this Indenture shall be in full force and effect or any of the Notes shall be outstanding.

          To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Notes, to the extent permitted by law.

          Section 12.8. Payment Date Other than a Business Day. If an Interest Payment Date, Redemption Date, Payment Date or Stated Maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the Stated Maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date or Stated Maturity, as the case may be.

          Section 12.9. Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the internal laws of the State of New York.

          Section 12.10. No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 12.11. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture, the Security Documents or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person thereof, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture, the Security Documents and the issue of the Notes.

          Section 12.12. Successors. All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

          Section 12.13. Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 12.14. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          Section 12.15. Table of Contents, Headings, Etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                       SIGNATURES

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

                                          EARTHWATCH INCORPORATED

                                          By: /s/ Herbert Satterlee
                                             -----------------------
                                             Name: Herbert F. Satterlee
                                             Title: President & CEO

                                          THE BANK OF NEW YORK, Trustee

                                          By: /s/ Remo J. Reale
                                             -----------------------
                                             Name: Remo J. Reale
                                             Title: Assistant Vice President

                                                                       EXHIBIT A

                              FORM OF GLOBAL NOTE

                                [FACE OF NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), (B) IT IS AN "INSTITUTIONAL ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) AS IN EFFECT WITH RESPECT TO SUCH TRANSFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO EARTHWATCH INCORPORATED OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT AT MATURITY OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO EARTHWATCH INCORPORATED THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS
NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO EACH OF THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH INSTITUTIONAL ACCREDITED INVESTOR THAT IS NOT A QIB WILL ALSO BE REQUIRED TO EFFECT ANY TRANSFER OF THIS NOTE THROUGH MORGAN, STANLEY & CO. INCORPORATED. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THIS GLOBAL NOTE IS HELD BY THE TRUSTEE, AS CUSTODIAN FOR THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE), IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.07(a) OF THE INDENTURE AND (II) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF EARTHWATCH INCORPORATED.

                            EARTHWATCH INCORPORATED

                          12 1/2% Senior Note Due 2005

                                                   CUSIP No.
                                                            ------------------

No.
   -------------


          Issue Date Under Internal Revenue Code (the "Code"): April 14, 1999

          EARTHWATCH INCORPORATED, a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ________________, or its registered assigns, the principal sum of _________________________ United States Dollars ($____________) on March 1, 2005.

          The following information is supplied for purposes of Sections 1273 and 1275 of the Code:

Issue Date under Code:                 Original issue discount under Section
April 14, 1999                         1273 of the Internal Revenue Code
                                       (for each $1,000 principal amount at
                                       Maturity Date): $679.93

Yield to maturity for period from      Issue Price (for each $1,000 principal
Issue Date to March 1, 2005: 12.78%    amount at Maturity Date): $695.07

         Interest Payment Dates:       March 1 and September 1, commencing
                                       September 1, 1999.

         Regular Record Dates:         February 1 and August 1.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which provisions shall have the same effect as if set forth hereon.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                               EARTHWATCH INCORPORATED

Date:                          By:
                                  ----------------------------------
                                  Name:
                                  Title:

This is one of the 12 1/2% Senior Notes due 2005 described in the within-mentioned Indenture.

                               THE BANK OF NEW YORK, Trustee

                               By:
                                  -----------------------------------
                                  Authorized Signatory

                            [REVERSE SIDE OF NOTE]

                            EARTHWATCH INCORPORATED

                         12 1/2% Senior Note due 2005

1.   Principal and Interest.
     -----------------------

          EarthWatch incorporated (the "Company") will pay the principal of this Note on March 1, 2005. The aggregate original principal amount of all Notes on the Issue Date is $50,044,789. The principal amount of all the Notes on the Maturity Date is $72,000,000.

          Until the principal amount hereof (including any Accreted Interest) is fully paid, the Company promises to pay or provide for interest on the principal amount of this Note (including any Accreted Interest) on each Interest Payment Date in the manner set forth in this paragraph 1. Interest on the principal amount of the Notes (including any Accreted Interest) shall accrue at the rate of twelve and one half percent (12.5%) per annum (the "Interest Rate") and shall be payable in U.S. dollars in cash, or duly provided for in the form of Accreted Interest as set forth below in this paragraph 1, in arrears on March 1 and September 1 of each year (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be September 1, 1999. For each Interest Payment Date occurring prior to September 1, 2002 (an "Accretion Interest Payment Date"), an amount (all such amounts being referred to herein as "Accreted Interest") equal to the accrued and unpaid interest for the period from and including the immediately prior Accretion Interest Payment Date (or in the case of the Accretion Interest Payment Date of September 1, 1999, from the date of issuance of this Note) to such Accretion Interest Payment Date shall be added to the principal amount of the Note. Such Accreted Interest shall constitute principal for all purposes of this Note and the Indenture. For the Interest Payment Date occurring on September 1, 2002 and on each subsequent Interest Payment Date, interest shall be payable in U.S. Dollars in cash. Interest shall be computed on the basis of a 360 day year comprised of twelve 30 day months. For the avoidance of doubt, assuming that there occurs no event causing the incurrence of interest at the Default Rate (as defined below), on the Issue Date and on each Accretion Interest Payment Date, the accreted principal amount of each Note in respect of each $1,000 in principal amount of such Note at the Maturity Date shall be the amount set forth opposite such date below:


Accretion Interest Payment Date    Accreted Value
-------------------------------    --------------
Issue Date                             $  695.067
September 1, 1999                      $  738.508
March 1, 2000                          $  784.665
September 1, 2000                      $  833.706
March 1, 2001                          $  885.813
September 1, 2001                      $  941.176
March 1, 2002                          $1,000.000

          The Company shall pay interest on overdue principal and premium, if any, and (to the extent lawful) interest on overdue installments of interest at the rate per annum of 13.5% (the "Default Rate").

2.   Method of Payment.

          The Company will pay principal as provided above and interest on each Interest Payment Date to the persons who are Holders (as reflected in the Register at the close of business on each February 1 and August 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration or transfer or exchange after such Regular Record Date; provided that, with respect to payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to the Paying Agent.

          The Company will pay principal, premium, if any, and as provided above, interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.   Paying Agent and Registrar.

          Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent and Registrar without notice in accordance with the Indenture. The Company, any Affiliate or any Subsidiary thereof may act as the Paying Agent or Registrar.

4.   Indenture; Limitations.

          The Company issued the Notes under an Amended and Restated Indenture dated as of April 8, 1999 (the "Indenture"), between the Company and The Bank of New York, trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

          The Notes are senior indebtedness of the Company and are secured by the First QuickBird Launch Insurance pursuant to and as provided in the Security Documents.

5.   Redemption.

          The Notes may be redeemed at the election of the Company, in whole or in part, on March 1, 2002 and from time to time thereafter prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Register, in amounts of $ 1,000 or an integral multiple of $ 1,000, at the Redemption Prices (expressed as percentages of principal amount in respect of such Notes at the Redemption Date (including any Accreted Interest) thereof) set forth below, plus accrued and unpaid interest to the Redemption Date, if redeemed during the 12-month period beginning on March 1 of the years indicated below:

            Year                             Redemption Price
            ----                             ----------------
            2002                                106.250%
            2003                                103.125%
            2004                                101.5625%
            2005                                100.00%


6.   Notice of Redemption.

          Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its last address as it appears in the Register. Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

7.   Repurchase upon Change of Control.

          Upon the occurrence of any Change of Control, the Company will be obligated to make an offer to purchase all outstanding Notes pursuant to the Offer to Purchase described in the Indenture at a purchase price equal to 101% of the aggregate principal amount thereof at the relevant Payment Date(including any Accreted Interest), plus, without duplication, accrued and unpaid interest, if any, to the Payment Date (the "Change of Control Payment").

          A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder of Notes at such Holder's registered address as it appears in the Register. Notes in original denominations larger than $1,000 may be sold to the Company in part; provided that Notes will only be issued in denominations of $1,000 principal amount at maturity or integral multiples thereof. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

8.   Denomination; Transfer; Exchange.

          The Notes are in registered form without coupons in denominations of $1,000 of principal amount at maturity or an integral multiple thereof. A
Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to fumish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed is made. This Note is a Global Note.

9.   Persons Deemed Owners.

          The Holder of this Note shall be treated as the owner of this Note for all purposes.

10.   Unclaimed Money.

          If money for the payment of principal, premium, if any, and interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11.   Discharge Prior to Redemption or Maturity.

          If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or Stated Maturity, the Company will be discharged from certain covenants set forth In the Indenture.

12.   Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

13.   Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries, among other things, to create Liens; make certain Restricted Payments; or enter into certain Sale-Leaseback transactions. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with such limitations. Notwithstanding any other provision of the Indenture or the Notes, neither the consummation of the Recapitalization Transaction, nor the execution, delivery or performance of any of the Transaction Documents is prohibited or restricted by any term, covenant, condition, or provision of the Indenture, the Original Indenture, the Notes, the Original Notes or the Security

Documents, will constitute a Default or Event of Default or shall require the prepayment of the Notes.

14.   Successor Persons.

          Generally, when a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

15.   Defaults and Remedies.

          The following events will be defined as "Events of Default" in the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) failure to make or consummate an Offer to Purchase in accordance with
Section 4.6 of the Indenture; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $1,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default and/or
(III) with respect to any Permitted Specified Indebtedness, there shall occur any default in the performance or observance of any term, condition, covenant or agreement contained therein or any agreement relating thereto, or any other event specified in any such Indebtedness or agreement, if the effect thereof is to cause, or permit the holder or holders of such Indebtedness (or any trustee or other representative of any such holder(s)) to cause such Indebtedness to become due prior to its stated maturity; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $1,000,000 in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $1,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

(B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or (for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;
(h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors or (i) failure of insurance proceeds to be paid to the Collateral Trustee in the event of a launch failure.

          If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company, the principal amount of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount at maturity of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

          The Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the In-denture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

16.  Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

17.  No Recourse Against Others.

          No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

18.  Authentication.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

19.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to EarthWatch Incorporated, 1990 Pike Road, Longmont, Colorado 80501, Attention: President.

                                  SCHEDULE A

                 SCHEDULE OF PRINCIPAL AMOUNT OF INDEBTEDNESS
                            EVIDENCED BY THIS NOTE

          The initial principal amount of indebtedness evidenced by this Note
shall be $   ,   .  .  The following decreases/increases in the principal amount evidenced by this Note have been made:


Date of       Decrease in  Increase in   Total Principal    Notation Made
Decrease/     Principal    Principal     Amount of this     by or on
Increase      Amount of    Amount of     Global Note Fol-   Behalf of
--------      this Global  this Global   lowing such        Trustee
              Note         Note          Decrease/Increase  -------
              ----         ----          -----------------

----------   ------------  -----------    ----------------   ---------------


----------   ------------  -----------    ----------------   ---------------


----------   ------------  -----------    ----------------   ---------------


----------   ------------  -----------    ----------------   ---------------


----------   ------------  -----------    ----------------   ---------------


----------   ------------  -----------    ----------------   ---------------


----------   ------------  -----------    ----------------   ---------------


----------   ------------  -----------    ----------------   ---------------

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 4.6 of the Indenture, check the box: [ ]

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.6 of the Indenture, state the amount (in principal amount at maturity):
$                ($ 1,000 or integral multiple thereof).

Date:
     ------------------

Your Signature:
               -----------------------------------------------

Signature Guarantee:
                    -----------------------

                                                                       EXHIBIT B

                      FORM OF DEFINITIVE REGISTERED NOTE

                                [FACE OF NOTE]

                            EARTHWATCH INCORPORATED

                         12 1/2% Senior Note Due 2005

                                                              CUSIP No. ________

No. ________

          Issue Date under Internal Revenue Code (the "Code"): April 14, 1999

          EARTHWATCH INCORPORATED, a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to ____________, or its registered assigns, the principal sum of _______________________ United States Dollars ($________) on March 1, 2005.

          The following information is supplied for purposes of Sections 1273 and 1275 of the Code:

Issue Date under the Code: April 14, 1999       Original issue discount under
                                                Section 1273 of the Internal
                                                Revenue Code (for each $1,000
Yield to maturity for period from Issue Date    principal amount at Maturity
to March 1, 2005: 12.78%                        Date): $679.93

                                                Issue Price (for each $1,000
                                                principal amount at Maturity
                                                Date): $695.07

          Interest Payment Dates:               March 1 and September 1,
                                                commencing September 1, 1999.

          Regular Record Dates:                 February 1 and August 1.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which provisions shall have the same effect as if set forth hereon.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                  EARTHWATCH INCORPORATED


Date:                             By: _________________________________________
                                      Name:
                                      Title:

This is one of the 12 1/2% Senior Notes due 2005 described in the within-mentioned Indenture.


                                  THE BANK OF NEW YORK, Trustee



                                  By: _________________________________________
                                      Authorized Signatory

                            [REVERSE SIDE OF NOTE]

                            EARTHWATCH INCORPORATED

                         12 1/2% Senior Note due 2005

1.  Principal and Interest.

          EarthWatch Incorporated (the "Company") will pay the principal of this Note on March 1, 2005. The aggregate original principal amount of all Notes on the Issue Date is $50,044,789. The principal amount of all the Notes on the Maturity Date is $72,000,000.

          Until the principal amount hereof (including any Accreted Interest) is fully paid, the Company promises to pay or provide for interest on the principal amount of this Note (including any Accreted Interest) on each Interest Payment Date in the manner set forth in this paragraph 1. Interest on the principal amount of the Notes (including any Accreted Interest) shall accrue at the rate of twelve and one half percent (12.5%) per annum (the "Interest Rate") and shall be payable in U.S. dollars in cash, or duly provided for in the form of Accreted Interest as set forth below in this paragraph 1, in arrears on March 1 and September 1 of each year (each an "Interest Payment Date"); provided that the first Interest Payment Date shall be September 1, 1999. For each Interest Payment Date occurring prior to September 1, 2002 (an "Accretion Interest Payment Date"), an amount (all such amounts being referred to herein as "Accreted Interest") equal to the accrued and unpaid interest for the period from and including the immediately prior Accretion Interest Payment Date (or in the case of the Accretion Interest Payment Date of September 1, 1999, from the date of issuance of this Note) to such Accretion Interest Payment Date shall be added to the principal amount of the Note. Such Accreted Interest shall constitute principal for all purposes of this Note and the Indenture. For the Interest Payment Date occurring on September 1, 2002 and on each subsequent Interest Payment Date, interest shall be payable in U.S. Dollars in cash. Interest shall be computed on the basis of a 360 day year comprised of twelve 30 day months. For the avoidance of doubt, assuming that there occurs no event causing the incurrence of interest at the Default Rate (as defined below), on the Issue Date and on each Accretion Interest Payment Date, the accreted principal amount of each Note in respect of each $1,000 in principal amount of such Note at the Maturity Date shall be the amount set forth opposite such date below:


Accretion Interest Payment Date                Accreted Value
-------------------------------                --------------
Issue Date                                           $695.067
September 1, 1999                                    $738.508
March 1, 2000                                        $784.665
September 1, 2000                                    $833.706
March 1, 2001                                        $885.813
September 1, 2001                                    $941.176
March 1, 2002                                      $1,000.000


          The Company shall pay interest on overdue principal and premium, if any, and (to the extent lawful) interest on overdue installments of interest at the rate per annum of 13.5% (the "Default Rate").

2.  Method of Payment.

          The Company will pay principal as provided above and interest on each Interest Payment Date to the persons who are Holders (as reflected in the Register at the close of business on each February 1 and August 1 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration or transfer or exchange after such Regular Record Date; provided that, with respect to payment of principal, the Company will not make payment to the Holder unless this Note is surrendered to the Paying Agent.

          The Company will pay principal, premium, if any, and as provided above, interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.  Paying Agent and Registrar.

          Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent and Registrar without notice in accordance with the Indenture. The Company, any Affiliate or any Subsidiary thereof may act as the Paying Agent or Registrar.

4.  Indenture; Limitations.

          The Company issued the Notes under an Amended and Restated Indenture dated as of April 8, 1999 (the "Indenture"), between the Company and The Bank of New York, trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

          The Notes are senior indebtedness of the Company and are secured by the First QuickBird Launch Insurance pursuant to and as provided in the Security Documents.

5.  Redemption.

          The Notes may be redeemed at the election of the Company, in whole or in part, on March 1, 2002 and from time to time thereafter prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address as it appears in the Register, in amounts of $ 1,000 or an integral multiple of $ 1,000, at the Redemption Prices (expressed as percentages of principal amount in respect of such Notes at the Redemption Date (including any Accreted Interest) thereof) set forth below, plus accrued and unpaid interest to the Redemption Date, if redeemed during the 12-month period beginning on March 1 of the years indicated below:

            Year                             Redemption Price
            ----                             ----------------
            2002                                106.250%
            2003                                103.125%
            2004                                101.5625%
            2005                                100.00%


6.   Notice of Redemption.

          Notice of any optional redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its last address as it appears in the Register. Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

7.   Repurchase upon Change of Control.

          Upon the occurrence of any Change of Control, the Company will be obligated to make an offer to purchase all outstanding Notes pursuant to the Offer to Purchase described in the Indenture at a purchase price equal to 101% of the aggregate principal amount thereof at the relevant Payment Date (including any Accreted Interest), plus, without duplication, accrued and unpaid interest, if any, to the Payment Date (the "Change of Control Payment").

          A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder of Notes at such Holder's registered address as it appears in the Register. Notes in original denominations larger than $1,000 may be sold to the Company in part; provided that Notes will only be issued in denominations of $1,000 principal amount at maturity or integral multiples thereof. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the Change of Control Payment.

8.   Denomination; Transfer; Exchange.

          The Notes are in registered form without coupons in denominations of $1,000 of principal amount at maturity or an integral multiple thereof. A
Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed is made. This Note is a Definitive Registered Note.

9.   Persons Deemed Owners.

          The Holder of this Note shall be treated as the owner of this Note for all purposes.

10.  Unclaimed Money.

          If money for the payment of principal, premium, if any, and interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

11.  Discharge Prior to Redemption or Maturity.

          If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or Stated Maturity, the Company will be discharged from certain covenants set forth In the Indenture.

12.  Amendment; Supplement; Waiver.

          Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

13.  Restrictive Covenants.

          The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries, among other things, to create Liens; make certain Restricted Payments; or enter into certain Sale-Leaseback transactions. Within 90 days after the end of the last fiscal quarter of each year, the Company must report to the Trustee on compliance with such limitations. Notwithstanding any other provision of the Indenture or the Notes, neither the consummation of the Recapitalization Transaction, nor the execution, delivery or performance of any of the Transaction Documents is prohibited or restricted by any term, covenant, condition, or provision of the Indenture, the Original Indenture, the Notes, the Original Notes or the Security

Documents, will constitute a Default or Event of Default or shall require the prepayment of the Notes.

14.  Successor Persons.

          Generally, when a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

15.  Defaults and Remedies.

          The following events will be defined as "Events of Default" in the
Indenture: (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days; (c) failure to make or consummate an Offer to Purchase in accordance with
Section 4.6 of the Indenture; (d) the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Notes; (e) there occurs with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of $1,000,000 or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default and/or
(III) with respect to any Permitted Specified Indebtedness, there shall occur any default in the performance or observance of any term, condition, covenant or agreement contained therein or any agreement relating thereto, or any other event specified in any such Indebtedness or agreement, if the effect thereof is to cause, or permit the holder or holders of such Indebtedness (or any trustee or other representative of any such holder(s)) to cause such Indebtedness to become due prior to its stated maturity; (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $1,000,000 in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 30 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $1,000,000 during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect,

(B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or (for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;
(h) the Company or any Significant Subsidiary (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors or (i) failure of insurance proceeds to be paid to the Collateral Trustee in the event of a launch failure.

          If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the Company, the principal amount of, premium, if any, and accrued interest on the Notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of at least a majority in principal amount at maturity of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

          The Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes. A Holder may not pursue any remedy with respect to the In-denture or the Notes unless: (i) the Holder gives the Trustee written notice of a continuing Event of Default; (ii) the Holders of at least 25% in aggregate principal amount at maturity of outstanding Notes make a written request to the Trustee to pursue the remedy; (iii) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;
(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the Holder.

16.  Trustee Dealings with Company.

          The Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.

17.  No Recourse Against Others.

          No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability.

18.  Authentication.

          This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

19.  CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to EarthWatch Incorporated, 1990 Pike Road, Longmont, Colorado 80501, Attention: President.

                                  SCHEDULE A

                  SCHEDULE OF PRINCIPAL AMOUNT OF INDEBTEDNESS
                             EVIDENCED BY THIS NOTE

          The initial principal amount of indebtedness evidenced by this Note shall be $_____,_____.___. The following decreases/increases in the principal amount evidenced by this Note have been made:

              Decrease in   Increase in    Total Principal       Notation Made
Date of       Principal     Principal      Amount of this Note   by or on
Decrease/     Amount of     Amount of      Following such        Behalf of
Increase      this Note     this Note      Decrease/Increase     Trustee
---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

---------     -----------   ------------   -------------------   -------------

                      OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
Section 4.6 of the Indenture, check the box: [ ]

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.6 of the Indenture, state the amount (in principal amount at maturity):
$                        ($1,000 or integral multiple thereof).
 -----------------------

Date:
     --------------

Your Signature:
               -----------------------------------------------

Signature Guarantee:
                    ------------------------

                                                                       EXHIBIT C

                        FORM OF CERTIFICATE OF TRANSFER

EarthWatch Incorporated
1900 Pike Road
Longmont, Colorado 80501
Attention: President

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Attention: Corporate Trust Administration

[CHECK ONE IF TRANSFEROR IS AN INSTITUTIONAL ACCREDITED INVESTOR
(AND NOT A QIB)]

The Transferor hereof hereby certifies that this Transfer is being made through the Placement Agent through which the Holder acquired the Notes or Book-Entry Interests so transferred. The Placement Agent through which this Transfer is being made, and that is receiving this certificate, is:

    [ ]   Morgan Stanley & Co. Incorporated
          1585 Broadway
          New York, New York 10036

                Re:  12 1/2% Senior Notes due 2005 of EarthWatch Incorporated

          Reference is hereby made to the Indenture, dated as of April 8, 1999 (the "Indenture"), between EarthWatch Incorporated (the "Company") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________________ (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount at maturity of $____ in such Note[s] or interests (the "Transfer"), to ________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                            [CHECK ALL THAT APPLY]

1. [ ] Check if Transferee will take delivery of Book-Entry Interests in the 144A Global Note or Definitive Registered Notes pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the Book-Entry Interests or Definitive Registered Notes are being transferred to a Person that the Transferor reasonably believes is purchasing the Book-Entry Interests or Definitive

Registered Notes for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Any such Transfer of a Book-Entry Interest in the Regulation S Global Note for Definitive Registered Notes shall only occur on a date in compliance with Regulation S. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Registered Note and in the Indenture and the Securities Act.

2. [ ] Check if Transferee will take delivery of Book-Entry interests in the Regulation S Global Note or Definitive Registered Notes pursuant to Regulation
S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Any such Transfer of a Book-Entry Interest in the Regulation S Global Note for Definitive Registered Notes shall only occur on a date in compliance with Regulation S. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interest or Definitive Registered Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Registered Note and in the Indenture and the Securities Act.

3. [ ] Check and complete if Transferee will take delivery of Book-Entry Interests in Definitive Registered Notes pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Book-Entry Interests in Registered Global Notes (including with respect to Book-Entry Interests in the Regulation S Global Notes other than pursuant to (b) or (c) below, on a date in compliance with Regulation S and Definitive Registered Notes bearing the Private Placement Legend and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                      or

          (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

                                      or

          (c) [_] such Transfer is being effected pursuant to an effective registration statement or under the Securities Act;

                                      or

          (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to Definitive Registered Notes bearing the Private Placement Legend and the requirements of the exemption claimed, which certification is supported by (x) if such Transfer is in respect of a principal amount at maturity of Notes at the time of Transfer of $100,000 or more, a certificate executed by the Transferee in the form of Exhibit E to the Indenture, or (y) if such Transfer is in respect of a principal amount at maturity of Notes at the time of transfer of less than $100,000, (1) a certificate executed by the Transferee in the form of Exhibit E to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that (1) such Transfer is in compliance with the Securities Act and (2) such Transfer complies with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred Definitive Registered Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Registered Notes and in the Indenture and the Securities Act.

          4. [_] Check if Transferee will take delivery of Book-Entry Interests in the Definitive Registered Notes that do not bear the Private Placement Legend.

          (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States, and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interests or Definitive Registered Notes will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Definitive Registered Notes bearing the Private Placement Legend and in the Indenture.

          (b) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred Book-Entry Interests or Definitive Registered Notes will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Definitive Registered Notes bearing the Private Placement Legend and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                      -----------------------------------------
                                      [Insert Name of Transferor]



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:


Dated:
      ------------------

                        FORM OF ANNEX A TO CERTIFICATE
                                  OF TRANSFER


1.   The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

     (a)  [_]  Book-Entry Interests in the

          (i)  [_] 144A Global Note (CUSIP _______), or

          (ii) [_] Regulation S Global Note (CUSIP _______), or

     (b)  [_]  Definitive Registered Note.

2.   that the Transferee will hold:

                                  [CHECK ONE]

     (a)  [_]  Book-Entry Interests in the:

          (i)  [_] 144A Global Note (CUSIP _______), or

          (ii) [_] Regulation S Global Note (CUSIP _______), or

     (b)  [_]  Restrictive Definitive Registered Notes;

     (c) [_] Definitive Registered Note that does not bear the Private Placement Legend;

     in accordance with the terms of the Indenture.

                                                                       EXHIBIT D

                        FORM OF CERTIFICATE OF EXCHANGE

EarthWatch Incorporated
1900 Pike Road
Longmont, Colorado 80501
Attention: President

The Bank of New York
101 Barclay Street, Floor 21 West
New York, New York 10286
Attention: Corporate Trust Administration

[CHECK ONE IF HOLDER IS AN INSTITUTIONAL ACCREDITED INVESTOR (AND NOT A QIB)]

The Holder acquired the Notes or Book-Entry Interests and is receiving this certificate through Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

          Re:  12 1/2% Senior Notes due 2005 of EarthWatch Incorporated

          (CUSIP _______)

          Reference is hereby made to the Indenture, dated as of April 8, 1999 (the "Indenture"), between EarthWatch Incorporated (the "Company") and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          _______________, (the "Holder") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount at maturity of $_____ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Holder hereby certifies that:

Exchange of Restricted Definitive Registered Notes for Definitive Registered Notes that do not bear the Private Placement Legend

          [_] Check if Exchange is from Restricted Definitive Registered Notes to Definitive Registered Notes that do not bear the Private Placement Legend. In connection with the Holder's Exchange of a Restricted Definitive Registered Note for Definitive Registered Notes that do not bear the Private Placement Legend, the Holder hereby certifies (i) the Definitive Registered Notes that do not bear the Private Placement Legend are being acquired for the Holder's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Registered Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Notes are being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                      -----------------------------------------
                                      [Insert Name of Holder]



                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:



Dated:
       ---------------

                                                                       EXHIBIT E

                           FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

EarthWatch Incorporated
1900 Pike Road
Longmont, Colorado 80501

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York 10036



Ladies and Gentlemen:

          In connection with our proposed purchase of 12 1/2% Senior Notes due 2005 (collectively, the "Notes"), of EarthWatch Incorporated (the "Company"), we confirm that:

          1. We understand that, any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Amended and Restated Indenture (the "Indenture"), dated as of April 8, 1999 relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account or benefit of U.S. persons, except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee under the Indenture (the "Trustee"), (i) a signed letter containing certain representations and agreements relating to the restrictions or transfer of the Notes (the form of which letter can be obtained from the Trustee) and (ii), if such transfer is in respect of a principal amount at maturity of Notes at the time of transfer of less than $100,000, an Opinion of Counsel acceptable to the Issuer that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and, in each case, in accordance with applicable state securities laws and securities laws of any other applicable jurisdictions; and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein. We understand that if we are an Institutional Accredited Investor and not a QIB we will need to effect any transfer of Securities (other than pursuant to an effective registration statement) through the Placement Agent (as defined in the Offering Memorandum).

          3. We understand that, on any proposed resale of the Notes, we will be required to furnish to the Company such certifications, legal opinions and other information as the and the Trustee may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4. We are an institutional "accredited investor" (as defined in Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, the Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,


                                       [Insert Name of Accredited Transferor]


                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

Dated:
      ----------------

                                   EXHIBIT F

           [Attached as Exhibit 4.5 to this Registration Statement.]